
                                                                    EXHIBIT 4.6
================================================================================


                                CREDIT AGREEMENT
                           Dated as of October 7, 1999
                                      among


                              FLOWSERVE CORPORATION


                              BANK OF AMERICA, N.A.
                            as Administrative Agent,

                                     and as

                          Letter of Credit Issuing Bank


                               BANK ONE, TEXAS, NA
                              as Syndication Agent


                               ABN AMRO BANK N.V.
                             as Documentation Agent

                                       and

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                        Lead Arrangers and Book Managers

                               ABN AMRO BANK N.V.
                                  Book Manager

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


                                TABLE OF CONTENTS

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                                                          SECTION 1

                                               DEFINITIONS AND ACCOUNTING TERMS

1.1      Defined Terms...........................................................................................1
1.2      Use of Defined Terms...................................................................................22
1.3      Accounting Terms.......................................................................................22
1.4      Rounding...............................................................................................23
1.5      Exhibits and Schedules.................................................................................23
1.6      References to "Borrower and its Subsidiaries"..........................................................23
1.7      Miscellaneous Terms....................................................................................23
1.8      Dollar Equivalent Amounts..............................................................................23

                                                          SECTION 2

                                         COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

2.1      Committed Loans........................................................................................23
2.2      Borrowings, Conversions and Continuations of Loans.....................................................26
2.3      Letters of Credit......................................................................................27
2.4      Prepayments............................................................................................31
2.5      Mandatory and Voluntary Reduction or Termination of Tranche A and Tranche B Commitments................32
2.6      Optional Increase of the Tranche A and Tranche B Commitments...........................................32
2.7      Principal and Interest.................................................................................34
2.8      Fees...................................................................................................35
2.9      Computation of Interest and Fees.......................................................................36
2.10     Manner and Treatment of Payments among the Banks, Borrower and the Administrative Agent................36
2.11     Funding Sources........................................................................................37
2.12     Extension of Tranche A and Tranche B Maturity Dates....................................................37

                                                          SECTION 3

                                            TAXES, YIELD PROTECTION AND ILLEGALITY

3.1      Taxes..................................................................................................39
3.2      Increased Costs........................................................................................39
3.3      Capital Adequacy.......................................................................................39
3.4      Illegality.............................................................................................39
3.5      Inability to Determine Rates...........................................................................40
3.6      Breakfunding Costs.....................................................................................40
3.7      Matters Applicable to all Requests for Compensation....................................................40


                                                              (Credit Agreement)

                                      -i-
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                                   (CONTINUED)
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                                                         SECTION 4

                                                         CONDITIONS

4.1      Initial Extension of Credit............................................................................41
4.2      Any Extension of Credit................................................................................42

                                                         SECTION 5

                                               REPRESENTATIONS AND WARRANTIES

5.1      Due Incorporation, Etc.................................................................................43
5.2      Authorization of Borrowing, Etc........................................................................43
5.3      Financial Condition....................................................................................44
5.4      Absence of Litigation; Litigation Description..........................................................44
5.5      Payment of Taxes.......................................................................................44
5.6      Governmental Regulation................................................................................45
5.7      Not a Purpose Credit...................................................................................45
5.8      ERISA..................................................................................................45
5.9      Disclosure.............................................................................................45
5.10     Insurance..............................................................................................46
5.11     Environmental Matters..................................................................................46
5.12     Performance of Agreements..............................................................................46
5.13     Solvency...............................................................................................47
5.14     Year 2000..............................................................................................47

                                                          SECTION 6

                                                     AFFIRMATIVE COVENANTS

6.1      Reporting Requirements.................................................................................47
6.2      Certificates, Notices and Other Information............................................................48
6.3      Material Subsidiary Guaranty...........................................................................49
6.4      Corporate Existence, Etc...............................................................................49
6.5      Access and Visitation Rights...........................................................................49
6.6      Payment of Taxes, Etc..................................................................................50
6.7      Maintenance of Properties, Etc.........................................................................50
6.8      Compliance with Laws, Etc..............................................................................50
6.9      Maintenance of Insurance...............................................................................50
6.10     Employment of Technology, Disposal of Hazardous Waste, Etc.............................................50
6.11     Keeping of Books, Etc..................................................................................51
6.12     Further Assurances.....................................................................................51
6.13     Use of Proceeds........................................................................................51
6.14     Year 2000 Compliance...................................................................................51

                                                              (Credit Agreement)
                                      -ii-
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                                   (CONTINUED)
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                                                          SECTION 7

                                                     NEGATIVE COVENANTS

7.1      Debt...................................................................................................51
7.2      Liens and Related Matters..............................................................................53
7.3      Negative Pledges; Restrictions on Dividends, Etc.......................................................54
7.4      Investments and Acquisitions...........................................................................54
7.5      Contingent Obligations.................................................................................55
7.6      Restrictions on Fundamental Changes....................................................................57
7.7      Financial Covenants....................................................................................57
7.8      Dividends, Etc.........................................................................................58
7.9      Change in Business.....................................................................................58
7.10     ERISA..................................................................................................58
7.11     Charter and Bylaws.....................................................................................59
7.12     Transactions with Shareholders and Affiliates..........................................................59
7.13     Receivables Program....................................................................................59
7.14     Non-Guarantor Subsidiaries.............................................................................59

                                                           SECTION 8

                                        EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

8.1      Events of Default......................................................................................59
8.2      Remedies Upon Event of Default.........................................................................61

                                                          SECTION 9

                                                    THE ADMINISTRATIVE AGENT

9.1      Appointment and Authorization; "Administrative Agent"..................................................63
9.2      Delegation of Duties...................................................................................64
9.3      Liability of Administrative Agent......................................................................64
9.4      Reliance by Administrative Agent.......................................................................64
9.5      Notice of Default......................................................................................65
9.6      Credit Decision........................................................................................65
9.7      Indemnification of Administrative Agent................................................................65
9.8      Administrative Agent in Individual Capacity............................................................66
9.9      Successor Administrative Agent.........................................................................66
9.10     Syndication Agent, Documentation Agent, etc............................................................67
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                                                              (Credit Agreement)
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                        SECTION 10

                                                       MISCELLANEOUS

10.1     Cumulative Remedies; No Waiver.........................................................................67
10.2     Amendments; Consents...................................................................................67
10.3     Attorney Costs, Expenses and Taxes.....................................................................68
10.4     Nature of Banks' Obligations...........................................................................68
10.5     Survival of Representations and Warranties.............................................................69
10.6     Notices................................................................................................69
10.7     Execution of Loan Documents............................................................................69
10.8     Binding Effect; Assignment.............................................................................70
10.9     Right of Setoff........................................................................................71
10.10    Sharing of Setoffs.....................................................................................71
10.11    Indemnity by Borrower..................................................................................72
10.12    Nonliability of the Banks..............................................................................72
10.13    No Third Parties Benefited.............................................................................73
10.14    Confidentiality........................................................................................73
10.15    Further Assurances.....................................................................................74
10.16    Integration............................................................................................74
10.17    Failure to Charge Not Subsequent Waiver................................................................74
10.18    Governing Law..........................................................................................74
10.19    Severability of Provisions.............................................................................74
10.20    Headings...............................................................................................74
10.21    Time of the Essence....................................................................................75
10.22    Foreign Banks and Participants.........................................................................75
10.23    Removal of a Bank......................................................................................75
10.24    Waiver of Right to Trial by Jury.......................................................................76
10.25    Purported Oral Amendments..............................................................................76
10.26    Judgment...............................................................................................76

                                                              (Credit Agreement)

EXHIBITS

         Form of

         A        Request for Extension of Credit
         B        Compliance Certificate
         C-1      Tranche A Loan Note
         C-2      Tranche B Loan Note
         C-3      Swing Line Note
         D        Notice of Assignment and Acceptance
         E        Material Subsidiary Guaranty
         F        Increased Commitment Acceptance
         G        New Commitment Acceptance
         H        Subordination Provisions
         I        Opinion of Counsel
         J        Opinion of Administrative Agent's Counsel

SCHEDULES

         2.1      Commitments and Pro Rata Shares
         5.1      Subsidiaries
         7.1 Existing Debt, Existing Letters of Credit and Surety and Performance Bonds
         7.4      Existing Joint Ventures
         10.6     Lending Offices and Notice Addresses


                                                              (Credit Agreement)

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT dated as of October 7, 1999 is entered into by and among FLOWSERVE CORPORATION, a New York corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, the "Banks" and individually, a "Bank"), Bank of America, N.A., as Administrative Agent and as Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings set forth below:

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

         "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

         "Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.6, or such other address or account as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

         "Agent-Related Persons" means the Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" means this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.


                                                              (Credit Agreement)

         "Applicable Amount" means:

         (a) for any Pricing Period with respect to Tranche A Commitments, the per annum amounts set forth below under Applicable Amount opposite the applicable Leverage Ratio; provided however, that until the date that is six months from the Closing Date, the Applicable Amount shall be not less than the per annum amounts indicated below for a Leverage Ratio of <2.0 but > or = 1.0:


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                                     (a) Pricing for Tranche A Loans

-----------------------------------------------------------------------------------------------------------------
                                         Applicable Amount
                                         (in basis points per annum)



        Leverage Ratio
                                ---------------------------------------------------------------------------------
                                                             Applicable Amount For
                                                          Financial Letters of Credit
                                                                    ________             Applicable Amount for
                                     Facility Fee            Applicable Amount for          Base Rate Loans
                                                              Offshore Rate Loans               ________
                                                                                              Base Rate +
                                                                Offshore Rate +
------------------------------- ------------------------ ------------------------------ -------------------------
> or = 3.5                                50.0                        150.0                      100.0
------------------------------- ------------------------ ------------------------------ -------------------------
<3.5 but > or = 3.0                       50.0                        125.0                       75.0
------------------------------- ------------------------ ------------------------------ -------------------------
<3.0 but > or = 2.5                       45.0                        105.0                       50.0
------------------------------- ------------------------ ------------------------------ -------------------------
<2.5 but > or = 2.0                       35.0                         90.0                       25.0
------------------------------- ------------------------ ------------------------------ -------------------------
<2.0 but > or = 1.0                       25.0                         75.0                        0.0
------------------------------- ------------------------ ------------------------------ -------------------------
<1.0                                      17.5                         57.5                        0.0
-----------------------------------------------------------------------------------------------------------------

         (b) for any Pricing Period with respect to Tranche B Commitments, the per annum amounts set forth below under Applicable Amount opposite the applicable Leverage Ratio; provided however, that until the date that is six months from the Closing Date, the Applicable Amount shall be not less than the per annum amounts indicated below for a Leverage Ratio of <2.0 but > or = 1.0:


                                                              (Credit Agreement)

----------------------------------------------------------------------------------------------------------------
                                     (b) Pricing for Tranche B Loans

----------------------------------------------------------------------------------------------------------------

                                                             Applicable Amount
                                                        (in basis points per annum)


      Leverage Ratio
                            ------------------------------------------------------------------------------------
                                                            Applicable Amount For        Applicable Amount For
                                                             Offshore Rate Loans            Base Rate Loans
                                   Facility Fee                   __________                   __________
                                                               Offshore Rate +                Base Rate +
--------------------------- --------------------------- ------------------------------- -------------------------
> or = 3.5                             47.5                         152.5                         100.0
--------------------------- --------------------------- ------------------------------- -------------------------
< 3.5 but > or = 3.0                   47.5                         127.5                          75.0
--------------------------- --------------------------- ------------------------------- -------------------------
< 3.0 but > or = 2.5                   42.5                         107.5                          50.0
--------------------------- --------------------------- ------------------------------- -------------------------
< 2.5 but > or = 2.0                   32.5                          92.5                          25.0
--------------------------- --------------------------- ------------------------------- -------------------------
< 2.0 but > or = 1.0                   22.5                          77.5                           0
--------------------------- --------------------------- ------------------------------- -------------------------
< 1.0                                  15.0                          60.0                           0
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

         As used in this definition:

         "Applicable Amount Change Date" means the day following the last date of the period covered by the financial statements delivered by Borrower pursuant to Section 6.1 reflecting such change in the Leverage Ratio.

         "Applicable Taxes" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority relating to any Loan Document, including any liabilities imposed on amounts paid by Borrower to indemnify or reimburse any Person for such amounts, excluding Bank Taxes.

         "Approved Offshore Currency" means Euros, and any other currency that in the opinion of all Banks is freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried out on the London interbank market.

         "Arrangers" means Banc of America Securities LLC and Banc One Capital Markets, Inc.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Bank" means each lender from time to time party hereto and the Issuing Bank.

         "Bank of America" means Bank of America, N.A., a national banking association.


                                                              (Credit Agreement)

         "Bank Taxes" means, in the case of each Bank, the Administrative Agent and each Eligible Assignee, and any Affiliate, the Issuing Bank or Lending Office thereof: (a) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Lending Office or
(ii) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (b) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Authority) or (c) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 10.22, to the extent such forms are then required by applicable Laws.

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "reference rate." The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

         "Borrower" means Flowserve Corporation, a New York corporation.

         "Borrowing" and "Borrow" each mean a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing Date" means the date that a Loan is made by the Banks, which shall be a Business Day.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means any such day on which dealings are carried on in the London interbank market in Dollars or, with respect to Offshore Currency Loans, any such day on which dealings carried on in the London interbank market in the Approved Offshore Currency of such Offshore Currency Loan, and if the applicable Business Day relates to the Euro, means (a) any such day which is, for payments of purchases of the Euro, a TARGET Business Day and (b) for all other purposes, including without limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose.


                                                              (Credit Agreement)

         "Capital Lease Obligation" means, with respect to any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the assets and liabilities thereunder, if so capitalized, should be disclosed in a note to such balance sheet, the amount of the liability which should be so capitalized or disclosed.

         "Cash Equivalents" means:

         (a) cash;

         (b) Securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof or Securities of comparable credit quality issued by foreign governments;

         (c) bank instruments, each with maturities of one year or less from the date of acquisition of any Bank or any other commercial bank having capital and surplus in excess of $300,000,000 and having a rating on commercial paper issued by such commercial bank of at least A-2 by S&P or P-2 by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by Requisite Banks) or a comparable credit in a foreign country;

         (d) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by Requisite Banks);

         (e) repurchase agreements fully collateralized by any obligation referred to above obligating any Bank or any other commercial bank having capital and surplus in excess of $300,000,000 and having a rating on commercial paper issued by such commercial bank of at least A-2 by S&P or P-2 by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by Requisite Banks) or a comparable credit in a foreign country to repurchase such obligation not later than 90 days after the purchase of such obligation;

         (f) Securities of Borrower and its Subsidiaries held in their respective treasuries;

         (g) preferred stock commonly known as Dutch Auction Preferred Stock, Capital Market Preferred Stock, Remarketable Preferred Stock, Variable Rate Preferred Stock or other similar terms; provided that in each case such preferred stock has the highest rating given by S&P or Moody's (or if at such time neither is issuing ratings, then the highest rating of such other nationally recognized rating agency as shall be approved by Requisite Banks); and

         (h) money market programs of investment companies regulated under the Investment Company Act of 1940, as amended, which, at the time of acquisition by Borrower or a Subsidiary, if rated, are (or if such money market programs are not rated the underlying investments of which are) rated A-1 by S&P or P-1 by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by Requisite Banks); provided that such money market programs invest only in investments of the type described in this definition.


                                                              (Credit Agreement)

         "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 25% or more of the outstanding shares of voting stock of Borrower.

         "Closing Date" means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Banks of the date that is the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

         "Commercial Letter of Credit" means any letter of credit issued for the account of Borrower for the purpose of providing the principal payment mechanism in connection with the purchase of goods by Borrower or any of its Subsidiaries in the ordinary course of business.

         "Commitment" means, for each Bank, the Tranche A Commitment and Tranche B Commitment (collectively, the "combined Commitments").

         "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer.

         "Consolidated Adjusted EBITDA" means, for any period, (a) EBITDA for such period for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, plus (b) in the case of each Person acquired by Borrower and its Subsidiaries, the EBITDA of such Person for the applicable period prior to its acquisition by Borrower or a Subsidiary, but only if the annualized EBITDA (excluding any one time adjustments) of such Person is at least $5,000,000; provided that such EBITDA of such Person prior to its acquisition by Borrower or a Subsidiary shall be included only if the financial statements of such Person for such applicable period prior to its acquisition by Borrower or a Subsidiary have been audited by a "Big Five" accounting firm or another independent accounting firm reasonably satisfactory to the Requisite Banks.

         "Consolidated Funded Debt," means, as of any date, the sum of (a) items
(a), (b), (c) and (d) of the definition of Debt plus (b) all drawn but not reimbursed letters of credit (including Letters of Credit issued hereunder) and, without duplication, plus (c) the greater of aggregate amount of liability assumed or net cash proceeds received with respect to outstanding accounts receivables subject to a Receivables Program in a sale or other financing of accounts permitted by Section 7.13, all on a consolidated basis for Borrower and its Subsidiaries.

         "Consolidated Interest Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.


                                                              (Credit Agreement)

         "Consolidated Net Income" means, for any period, the net income of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

         "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person and its consolidated Subsidiaries determined in accordance with GAAP (but without taking into account any adjustments for the effects of foreign currency translation pursuant to Statement No. 52 of the Financial Accounting Standards Board, or any similar statement issued in substitution therefor).

         "Consolidated Total Assets" means, as of any date of determination, all assets that should be reflected as assets on a consolidated balance sheet of Borrower and its Subsidiaries on such date prepared in accordance with GAAP.

         "Contingent Obligation", as applied to any Person, means (a) any direct or indirect liability, contingent or otherwise, of the Person with respect to any Debt, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guarantied in writing, endorsed (other than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; the amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported and (b) net obligations of such Person under any Swap Agreement in an amount equal to (i) if such Swap Agreement has been closed out, the termination value thereof, or (ii) if such Swap Agreement has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Agreements.

         "Continuation" and "Continue" each mean, with respect to any Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount and in the same currency, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its property is bound.


                                                              (Credit Agreement)

         "Conversion" and "Convert" each mean, with respect to any Loan, the conversion of one type of Loan in one currency into another type of Loan in the same currency. With respect to Loans other than Base Rate Loans, Conversions must occur on the last day of the Interest Period for such Loan.

         "Debt" means, without duplication, (a) indebtedness for borrowed money,
(b) obligations evidenced by bonds (other than performance bonds), debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not more than 60 days past due or being contested in good faith by appropriate proceedings and other than payments made in respect of employment contracts), (d) Capital Lease Obligations, (e) obligations under direct or indirect written guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 8.1, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to the Base Rate plus 2%, to the fullest extent permitted by applicable Laws.

         "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

         "Disposition" means the sale, transfer, or other disposition of any asset of Borrower or any of its Subsidiaries, including without limitation any sale, assignment, pledge, hypothecation, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollars" or "$" means United States dollars.

         "Dollar Equivalent" means the equivalent in Dollars of the applicable currency calculated at the Spot Rate as of (a) the date of any Extension of Credit, (b) the last Business Day of each month, (c) the date any payment is made with respect to any Obligation denominated in an Approved Offshore Currency, and (d) any date selected from time to time by the Administrative Agent in its sole discretion or at the direction of the Requisite Banks.

         "EBITDA" means, (without duplication) with respect to any Person and for any period, (a) the sum of (i) net income, plus (ii) interest expense (including, with respect to Borrower and its Subsidiaries, any interest expense or discount of Borrower or any of its Subsidiaries,


                                                              (Credit Agreement)
associated with any sale or other financing of accounts permitted under Section 7.13), plus (iii) depreciation expense, plus (iv) amortization expense of goodwill, other intangibles and financing costs, plus (v) extraordinary losses, plus (vi) Federal, state, local and foreign income tax expense, minus (b) extraordinary gains on asset sales, minus (c) noncash extraordinary income.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary and (d) another Bank.

         "Environmental Law" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any federal, state or local governmental authority within the United States or any State or Territory thereof and which relate to the environment or the release of any materials into the environment.

         "Equity Proceeds" means, as of any date of determination, the aggregate amount of the net proceeds received by Borrower from the sale or sales of, or capital contributions with respect to, its common stock, preferred stock or other capital stock or rights, options or warrants therefor, after deduction of costs, discounts and commissions incurred in connection with such sale or sales, to such date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of Borrower's controlled group, or under common control with Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

         "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Pension Plan of a notice of intent to terminate such Pension Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in
Section 4068(f) of ERISA; (iv) the withdrawal by Borrower or an ERISA Affiliate from a Multiemployer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by Borrower or any ERISA Affiliate to make a payment to a Pension Plan required under
Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Pension Plan requiring the provision of security to such Pension Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of


                                                              (Credit Agreement)
proceedings to terminate a Pension Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of Borrower, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

         "Euro" means the single currency of participating member states introduced in accordance with the provisions of Article 109(1)(4) of the Treaty; all payments to be made under this Agreement in euros shall be made in immediately available, freely transferable funds.

         "Event of Default" has the meaning provided in Section 8.1.

         "Excess Net Proceeds" has the meaning provided in Section 7.6(g).

         "Existing Credit Agreement" means the Credit Agreement dated as of November 26, 1997 among Borrower, the lenders named therein and Bank of America, National Trust and Savings Association, as agent, as amended to the date hereof.

         "Extension of Credit" means (a) the Borrowing of any Loans, (b) the Conversion or Continuation of any Loans or (c) the issuance, renewal, increase, continuation, amendment or other credit action with respect to any Letter of Credit, including the Banks acquiring a participation in such Letters of Credit (collectively, the "Extensions of Credit").

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Financial Letter of Credit" means any Standby Letter of Credit that is not a Performance Letter of Credit.

         "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

         "Fiscal Year" means the fiscal year of Borrower consisting of a twelve-month period ending on each December 31.

         "FRB" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

         "Generally Accepted Accounting Principles" or "GAAP" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the


                                                              (Credit Agreement)

Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, central bank or comparable authority, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

         "Increase Date" has the meaning specified in Section 2.6.

         "Increase Remainder" has the meaning specified in Section 2.6.

         "Increased Commitment Acceptance" means an acceptance of a Proposed Increased Commitment entered into by a Bank and accepted by the Administrative Agent, in substantially the form of Exhibit F.

         "Interest Payment Date" means, (a) with respect to any Base Rate Loan, the last Business day of each calendar quarter and the Tranche A Maturity Date or Tranche B Maturity Date, as applicable, and (b) with respect to any other type of Loan, (i) any date that such Loan is prepaid in whole or in part, (ii) the last day of each Interest Period applicable to, or the maturity of, such Loan; provided, however, that if any Interest Period or the maturity of any such Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date, and (iii) the Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

         "Interest Period" means, as to any Loans other than Base Rate Loans, the period commencing on the date specified by Borrower in its Request for Extension of Credit and ending one, two, three or six (or if available to all Banks, 4 or 5 months) thereafter (as selected by Borrower in the Request for Extension of Credit relating thereto; provided that:

         (a) The first day of any Interest Period shall be a Business Day;

         (b) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

         (c) No Interest Period shall extend beyond the Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

         "Investment", as applied to any Person means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other Securities of any other Person, or any direct or indirect loan, advance (other than advances to employees or consultants for moving and travel expenses, drawing accounts and similar expenditures in the ordinary


                                                              (Credit Agreement)
course of business) or capital contribution by that Person to any other Person, including all Debt and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "IRS" means the Internal Revenue Service.

         "Issuing Bank" means Bank of America, N.A.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.6, or such other office or offices as such Bank may from time to time notify Borrower and the Administrative Agent.

         "Letter of Credit" means any of the letters of credit issued by the Issuing Bank hereunder, either as originally issued or as the same may be supplemented, amended, renewed or extended.

         "Letter of Credit Application" means an application for issuances of, or amendments to, letters of credit as shall at any time be in use at the Issuing Bank.

         "Letter of Credit Usage" means, as at any date of determination, the undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by the Issuing Bank and not theretofore reimbursed or converted into Loans.

         "Leverage Ratio" means as of any date of determination, the ratio of
(a) Consolidated Funded Debt plus the outstanding amount of Financial Letters of Credit in excess of $25,000,000 in the aggregate as of such date, to (b) Consolidated Adjusted EBITDA for the four Fiscal Quarters ending on such date, plus, if such four Fiscal Quarter period covers the period in which a one time charge relating to restructuring and integration costs is taken, up to $50,000,000 of such one time restructuring and integration cost charge actually taken by Borrower in 1999 or the first quarter of 2000.

         "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance, easement, exception or assessment of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and, with respect to an asset or assets that are material, any agreement to give any security interest in the future).


                                                              (Credit Agreement)

         "Loan" means any advance made or to be made by any Bank to Borrower as provided in Section 2, and includes each Tranche A Loan, Tranche B Loan and Swing Line Loan.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, the Material Subsidiary Guaranty, any Request for Extension of Credit, any Letter of Credit Application, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent, the Issuing Bank or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "Long-Term Debt" means, as of any date of determination, senior, unsecured debt securities of Borrower with a scheduled maturity in excess of twelve months from such determination date.

         "Material Adverse Effect" means a material adverse effect, individually or in the aggregate, upon (i) the business, operations, properties, prospects, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (ii) the financial ability of Borrower and its Subsidiaries, taken as a whole, or otherwise Borrower or any Subsidiary (if a party thereto) to perform or of the Banks to enforce the Obligations under the Loan Documents.

         "Material Subsidiary" means any domestic Subsidiary of Borrower having
(a) Consolidated Total Assets which account 10% or more of the Consolidated Total Assets of Borrower and its Subsidiaries, or (b) revenue which is 10% or more of the total revenue of Borrower and its Subsidiaries on a consolidated basis, in each case determined based upon the most recent financial statements delivered pursuant to Section 6.1.

         "Material Subsidiary Guaranty" means the Material Subsidiary Guaranty substantially in the form of Exhibit E, as amended, supplemented, restated or otherwise modified from time to time.

         "Maximum Permitted Combined Tranche A Commitments" means $360,000,000.

         "Maximum Permitted Combined Tranche B Commitments" means $240,000,000.

         "Minimum Amount" means, with respect to each of the following actions, the following amounts set forth opposite such action (a reference to "Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth below):


                                                              (Credit Agreement)

                                                                    Minimum
                                                                    Multiples
                                                                    in excess of
Type of Action                                   Minimum Amount     Minimum Amount
Borrowing or prepayment of Swing                   $   100,000       $    50,000
Line Loans

Borrowing of, prepayment of or                     $ 1,000,000       $   500,000
Conversion into, Base Rate Loans
(other than Swing Line Loans)

Borrowing of, prepayment of,                       $ 5,000,000       $ 1,000,000
Continuation of, or Conversion
into, Offshore Rate Loans

Reduction in Commitments                           $25,000,000       $10,000,000

Increase in Commitments                            $10,000,000       $10,000,000

Assignments                                        $ 5,000,000

         "Minority Interest Subsidiary Debt" means the portion of the Debt of a Subsidiary of Borrower which is allocable to third-party owners of the capital stock of such Subsidiary based on the ownership interest of such third party owners in relation to the ownership interests of Borrower and its Subsidiaries.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate of Borrower is making, or is obligated to make, contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Proceeds" means, with respect to any Disposition, the gross sales proceeds received by Borrower and its Subsidiaries from such Disposition (including cash, property and the assumption by the purchaser of any liability of Borrower or its Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs payable by Borrower and its Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrower to be the estimated amount of income taxes payable by Borrower attributable to such Disposition.

         "New Commitment Acceptance" means an acceptance of a Proposed New Commitment entered into by an Accepted Bank and accepted by the Administrative Agent, in substantially the form of Exhibit G hereto.


                                                              (Credit Agreement)

         "Non-Hostile Acquisition" means an acquisition (whether by purchase of capital stock or assets, merger or otherwise) which has been approved by resolutions of the Board of Directors of the Person being acquired or by similar action if the Person is not a corporation and as to which such approval has not been withdrawn.

         "Non-Recourse Debt" means, as applied to any Receivables Program, Debt under the terms of which no personal recourse may be had against Borrower or any of its Subsidiaries for the payment of the principal of or interest or premium on such Debt solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

         "Notes" means, collectively, the Tranche A Loan Notes, the Tranche B Loan Notes, and the Swing Line Notes.

         "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit D.

         "Obligations" means all loans, advances, debts, reimbursement obligations, liabilities, obligations, covenants and duties owing by Borrower or any of its Subsidiaries to any Bank, the Administrative Agent, the Issuing Banks, any affiliate of any Bank or the Administrative Agent, or any Person entitled to indemnification pursuant to Section 10.11, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any written guaranties executed by any of Borrower's Subsidiaries in favor of the Administrative Agent on behalf of the Banks, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, written guaranty, indemnification, letter of credit transactions or bankers' acceptance transactions or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to Borrower or any of its Subsidiaries under this Agreement or any guaranties executed by any of Borrower's Subsidiaries in favor of the Administrative Agent on behalf of the Banks.

         "Offshore Base Rate" has the meaning set forth in the definition of Offshore Rate.

         "Offshore Currency Loan" means a Loan denominated in an Approved Offshore Currency that bears interest based on the Offshore Rate.

         "Offshore Currency Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in an Approved Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's principal office in London to major banks in the London or other applicable offshore interbank market.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:


                                                              (Credit Agreement)

         Offshore Rate =         Offshore Base Rate
                              ----------------------------
                      1.00 - EURODOLLAR RESERVE PERCENTAGE

         Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "Offshore Base Rate" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by Bank of America as the rate of interest at which deposits in Dollars or the applicable Approved Offshore Currency, as the case may be, in the case of a Loan, in an amount approximately equal to Bank of America's Offshore Rate Loan comprising part of such Borrowing, and having a maturity comparable to the Interest Period of such Loans would be offered to major banks in the London or interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Opinion of Counsel" means the favorable written legal opinion of John
M. Nanos, Esq., Sr. Associate General Counsel of Borrower and its Subsidiaries, substantially in the form of Exhibit I, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

         "Outstanding Obligations" means Outstanding Tranche A Obligations and Outstanding Tranche B Obligations.

         "Outstanding Tranche A Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayment and prepayments made on such date, the sum of (a) the aggregate outstanding principal of all Tranche A Loans, and (b) all Letter of Credit Usage.

         "Outstanding Tranche B Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayment and prepayments made on such date, the aggregate outstanding principal of all Tranche B Loans.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.


                                                              (Credit Agreement)

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions or accrued an obligation to make contribution at any time during the immediately preceding five years.

         "Performance Letter of Credit" means a Standby Letter of Credit covering potential default by the Person for whose account the Standby Letter of Credit is issued for the purpose of performance-related, non-financial contractual obligations. By way of example, and not by limitation, performance-related contractual obligations include construction, bid or performance bonds, performance warranties payable upon breach, releases of funds retained to cover performance and refunds of advance payments on contractual obligations where default of a performance related contract has occurred.

         "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Authority, or other entity.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any ERISA Affiliate sponsors or maintains, or to which Borrower or any ERISA Affiliate makes, is making or is obligated to make, contributions; and includes any Pension Plan or Multiemployer Plan.

         "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Applicable Amount Change Date to occur thereafter and
(b) each subsequent period commencing on each Applicable Amount Change Date and ending the day prior to the next Applicable Amount Change Date.

         "Proposed Combined Commitments Increase" has the meaning specified in
Section 2.6.

         "Proposed Increased Commitment" has the meaning specified in Section
2.6.

         "Proposed New Commitment" has the meaning specified in Section 2.6.

         "Pro Rata Share" means, with respect to each Bank, the percentage of the combined Commitments set forth opposite the name of that Bank on Schedule 2.1.

         "Quarterly Payment Date" means each June 30, September 30, December 31 and March 31.

         "Receivables Program" has the meaning specified in Section 7.13.

         "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to the Administrative Agent by Requisite Notice.


                                                              (Credit Agreement)

         "Requisite Banks" means (a) as of any date of determination if the Commitments are then in effect, Banks having in the aggregate more than 50% of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and Letter of Credit Usage outstanding, Banks holding Loans aggregating more than 50% of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

         "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered or made to such recipient at the address, telephone number or facsimile number set forth on
Schedule 10.6 or as otherwise designated by such recipient by Requisite Notice to the Administrative Agent and (ii) if made by Borrower, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section herein and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

         "Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action on or prior to the date (the "relevant date") set forth below (all times are California time):

Action                                                Time               Date of Action
--------------------------------------------          ---------          ------------------
Delivery of Request for Extension of
Credit for, or notice for:

Borrowing and prepayment of Swing Line Loans          10:00 a.m.         Same date as such Borrowing or prepayment

Borrowing of, prepayment of, or Conversion into,      8:00 a.m.          Same date as such Borrowing, prepayment or
Base Rate Loans:                                                         Conversion

Borrowing of, prepayment of, Continuation of, or      10:00 a.m.         3 Business Days prior to such Borrowing,
Conversion into, Offshore Rate Loans (other than                         prepayment or Conversion
Offshore Currency Loans)

Borrowing of, prepayment of, Continuation of, or      10:00 a.m.         3 Business Days prior to such Borrowing,
Conversion into, Offshore Currency Loans                                 prepayment or Conversion action

Letter of Credit action                               10:00 a.m.         2 Business Days prior to such action

Voluntary reduction or termination of Commitments     10:00 a.m.         2 Business Days prior to such reduction or
                                                                         termination

Borrower's request for increase in Commitments        11:00 a.m.         30 days prior to Increase Date

                                                              (Credit Agreement)

Action                                                Time               Date of Action
--------------------------------------------          ---------          ------------------

Bank's response to request for increase in            11:00 a.m.         5 days prior to Increase Date
Commitments

Bank's commitment to Increase Remainder               11:00 a.m.         1 Business Day prior to Increase Date

Funds made available by Banks or Borrower to          11:00 a.m.         On date due
Administrative Agent

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of Borrower, or any other officer or partner having substantially the same authority and responsibility. Any document or certificate hereunder that is signed or executed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and the Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Senior Debt Documents" means collectively (a) Borrower's 7.02% Senior Notes due 2002 in the aggregate outstanding principal amount of $14,300,000 and
(b) Borrower's 7.14% Series A Senior Notes due 2006 in the aggregate outstanding principal amount of $30,000,000 and Borrower's 7.17% Series B Senior Notes due 2007 in the aggregate outstanding principal amount of $20,000,000, in each case together with any and all agreements and instruments executed in connection with the issuance of such Senior Notes, as in effect from time to time and after giving effect to any waivers thereunder.

         "Solvent" means, with respect to any Person that: (a) the total present fair value and fair salable value of such Person's assets on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities; (b) such Person is able to pay its liabilities and contingent liabilities as they become due; and (c) such Person does not have unreasonably small capital with which to engage in such Person's business as theretofore operated and as proposed to be operated.

         "Spot Rate" for a currency means the rate quoted by Bank of America to the Administrative Agent, rounded upward to the nearest 1/100 of 1%, as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading

                                                              (Credit Agreement)

Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the account of Borrower for the purpose of supporting performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries.

         "Subordinated Debt" means any unsecured Debt of Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and the Requisite Banks.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which at least 50% of the total voting power of shares of stock or other Securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Debt" means Debt of a Subsidiary of Borrower owed to any Person other than Borrower or a Subsidiary of Borrower and reimbursement obligations under letters of credit issued for the account of a Subsidiary of Borrower, except for (i) Debt of any Material Subsidiary under the Material Subsidiary Guaranty, (ii) Debt of Subsidiaries set forth on Schedule 7.1 and any refinancings thereof permitted pursuant to Section 7.1(e), (iii) Debt of Subsidiaries permitted by Section 7.1(j), and (iv) Contingent Obligations of Subsidiaries permitted by Sections 7.5(a), 7.5(d), 7.5(f), 7.5(k) (other than in respect of letters of credit) and Contingent Obligations constituting performance bonds.

         "Swap Agreement" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing).

         "Swing Line Lender" means Bank of America, or any Person serving as successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

         "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to subsection 2.1(d).

         "Swing Line Loans" means the Loans made by Swing Line Lender to Borrower pursuant to subsection 2.1(d).

         "Swing Line Note" means (i) the promissory note of Borrower issued pursuant to subsection 2.1(e) on the Closing Date and (ii) any promissory note issued by Borrower to any successor Swing Line Lender pursuant to subsection 2.1(e), in each case substantially in the form of Exhibit C-3 either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                                                              (Credit Agreement)

         "TARGET Business Day" is a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

         "Third Party" has the meaning specified in Section 2.6.

         "Total Utilization of Commitments" means at any date of determination the sum of (i) the aggregate principal amount of all Loans outstanding at such date plus (ii) the Letter of Credit Usage determined as of such date.

         "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) as amended, varied or supplemented from time to time.

         "Tranche A Availability Period" means the period commencing on the Closing Date and ending on the day before the Tranche A Maturity Date.

         "Tranche A Commitment" means, for each Bank, the amount set forth as such opposite such Bank's name on Schedule 2.1 as the Tranche A Commitment, as such amount may be reduced pursuant to the terms of this Agreement (collectively, the "combined Tranche A Commitments"). The respective Tranche A Pro Rata Shares of the Banks are set forth in Schedule 2.1.

         "Tranche A Loan" means a Loan of any type made to Borrower by any Bank in accordance with its Tranche A Pro Rata Share pursuant to Section 2.1(a).

         "Tranche A Loan Note" means the promissory note made by Borrower to a Bank evidencing Tranche A Loans made by such Bank, substantially in the form of Exhibit C-1, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Tranche A Loan Notes").

         "Tranche A Maturity Date" means the earlier of (a) October 7, 2004 (as such date may be extended from time to time pursuant to Section 2.12(a)), and
(b) the date of termination in whole of the Tranche A Commitments pursuant to
Section 2.4 or 8.2.

         "Tranche A Pro Rata Share" means, with respect to each Bank, the percentage of the combined Tranche A Commitments set forth opposite the name of that Bank on Schedule 2.1.

         "Tranche B Availability Period" means the period commencing on the Closing Date and ending on the day before the Tranche B Maturity Date.

         "Tranche B Commitment" means, for each Bank, the amount set forth as such opposite such Bank's name on Schedule 2.1 as the Tranche B Commitment, as such amount may be reduced pursuant to the terms of this Agreement (collectively, the "combined Tranche B Commitments"). The respective Tranche B Pro Rata Shares of the Banks are set forth in Schedule 2.1.


                                                              (Credit Agreement)

         "Tranche B Loan" means a Loan of any type made to Borrower by any Bank in accordance with its Tranche B Pro Rata Share pursuant to Section 2.1(b).

         "Tranche B Loan Note" means the promissory note made by Borrower to a Bank evidencing Tranche B Loans made by such Bank, substantially in the form of Exhibit C-2, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Tranche B Loan Notes").

         "Tranche B Maturity Date" means the date that occurs 364 days from the Closing Date; provided, however, that if any Bank has consented to an extension request in accordance with Section 2.12, with regard to the then existing Tranche B Maturity Date, the then existing Tranche B Maturity Date as to such Bank shall be automatically extended for 364 days from the then existing Tranche B Maturity Date; provided, however, that, notwithstanding any other provisions of this Agreement to the contrary, the Tranche B Maturity Date shall occur upon the earlier termination in whole of the Tranche B Commitments pursuant to Sections 2.4 or 8.2.

         "Tranche B Pro Rata Share" means, with respect to each Bank, the percentage of the combined Tranche B Commitments set forth opposite the name of that Bank on Schedule 2.1.

         "type" of Loan means (a) a Base Rate Loan or (b) an Offshore Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Utilization Fee" means an amount equal to (i) for all periods that the Total Utilization of Commitments is greater than 50% but less than or equal to 75% of the combined Commitments, .05% per annum of the aggregate amount of the Total Utilization of Commitments, and (ii) for all periods that the Total Utilization of Commitments is greater than 75% of the combined Commitments, .15% per annum of the aggregate amount of the Total Utilization of Commitments.

         "Wholly-Owned Subsidiary" has the meaning specified in Section 7.8(b).

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants would then be calculated in a different manner or


                                                              (Credit Agreement)
with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90-day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

         1.4 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.6 REFERENCES TO "BORROWER AND ITS SUBSIDIARIES". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

         1.7 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

         1.8 DOLLAR EQUIVALENT AMOUNTS. Any provisions in this Agreement setting forth amounts in Dollars shall be deemed to refer to the Dollar Equivalent of such currency on the date of determination pursuant to the definition thereof. The Administrative Agent shall determine the Dollar Equivalent of Obligations from time to time in accordance with the definition of "Dollar Equivalent."

                                   SECTION 2
                 COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

         2.1 COMMITTED LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees, to make, Convert and Continue Tranche A Loans in Dollars or in Approved Offshore Currencies during the Tranche A Availability Period as Borrower may request; provided, however, that (i) the Outstanding Tranche A Obligations of each Bank shall not exceed such Bank's Tranche A Commitment and (ii) the Outstanding Tranche A Obligations of all the Banks plus the outstanding principal amount of Swing Line Loans shall not exceed the combined Tranche A Commitments at any time. Subject to the foregoing and other terms and conditions


                                                              (Credit Agreement)
hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Tranche A Loans as set forth herein without premium or penalty.

         (b) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees, to make, Convert and Continue Tranche B Loans in Dollars or in Approved Offshore Currencies during the Tranche B Availability Period as Borrower may request; provided, however, that the Outstanding Tranche B Obligations of each Bank shall not exceed such Bank's Tranche B Commitment and the Outstanding Tranche B Obligations of all the Banks shall not exceed the combined Tranche B Commitments at any time. Subject to the foregoing and other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Tranche B Loans as set forth herein without premium or penalty.

         (c) Notwithstanding any other provision of this Agreement, no Loan shall be made in an Approved Offshore Currency if, after giving effect to such Loan, the Dollar Equivalent at the time the proposed Loan is to be made of all outstanding Loans made in Approved Offshore Currencies plus the Dollar Equivalent of the proposed Loan is greater than $50,000,000.

         (d) Swing Line Loans.

             (i) Subject to the terms and conditions of this Agreement, the Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Tranche A Loan Commitments available to Borrower from time to time during the Tranche A Availability Period by making Swing Line Loans to Borrower in Dollars in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment, notwithstanding the fact that such Swing Line Loans, when aggregated with the Tranche A Loans of the Swing Line Lender then in effect, may exceed the Swing Line Lender's Tranche A Loan Commitment. The original amount of the Swing Line Loan Commitment is $25,000,000; provided that any reduction of the Tranche A Loan Commitments made pursuant to Section 2.5 which reduces the aggregate Tranche A Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Tranche A Loan Commitments, as so reduced, without any further action on the part of Borrower, the Administrative Agent or the Swing Line Lender. Amounts borrowed under this subsection 2.1(d) may be repaid and reborrowed to but excluding the Tranche A Maturity Date.

             (ii) Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that Outstanding Tranche A Obligations plus the outstanding principal amount of Swing Line Loans shall not at any time exceed the combined Tranche A Loan Commitments after giving effect to any Borrowing of Swing Line Loans, then in effect.

             (iii) With respect to any Swing Line Loans which have not been prepaid or repaid by the Borrower pursuant to subsections 2.1(d)(i),
         2.4 or 2.5, the Swing Line Lender may, at any time in its sole and absolute discretion, by delivery to the Administrative Agent (with a copy to Borrower) by Requisite Time, of a notice (which


                                                              (Credit Agreement)
         shall be deemed to be a Request for Extension of Credit given by the Borrower) requesting the Banks to make Tranche A Loans that are Base Rate Loans on such funding date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which the Swing Line Lender requests the Banks to prepay. Anything contained in this Agreement to the contrary notwithstanding, (a) the proceeds of such Tranche A Loans made by the Banks other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (b) on the day such Tranche A Loans are made, the Swing Line Lender's Tranche A Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Tranche A Loan made by the Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding Tranche A Loans and shall be due under the Tranche A Loan Note, if any, of the Swing Line Lender. Borrower hereby authorizes the Administrative Agent and the Swing Line Lender to charge Borrower's accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Tranche A Loans made by the Banks, including the Tranche A Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Banks.

             (iv) If for any reason (a) Tranche A Loans are not made upon the request of the Swing Line Lender as provided in the immediately preceding paragraph (iii) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Tranche A Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Bank shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Tranche A Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Tranche A Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from the Swing Line Lender, each Bank shall deliver to the Swing Line Lender an amount equal to its respective participation in same day funds. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Bank agrees to enter into a separate participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Bank fails to make available to the Swing Line Lender the amount of such Bank's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Bank together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event the Swing Line Lender receives a payment of


                                                              (Credit Agreement)
         any amount in which other Banks have purchased participations as provided in this paragraph, the Swing Line Lender shall promptly distribute to each such other Bank its Tranche A Pro Rata Share of such payment.

             (v) Anything contained herein to the contrary notwithstanding, each Bank's obligation to make Tranche A Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to paragraph (iii) above and each Bank's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph (iv) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Bank are subject to the condition that (x) the Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.02 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

         (e) Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Upon the request of any Bank made through the Administrative Agent, such Bank's Tranche A Loans may be evidenced by one or more Tranche A Loan Notes, such Bank's Tranche B Loans may be evidenced by one or more Tranche B Loan Notes, and the Swing Line Lender's Swing Line Loans may be evidenced by a Swing Line Note, instead of or in addition to loan accounts. Each such Bank may attach schedules to its Note(s) and endorse thereon the date, currency, amount and maturity of its Tranche A or Tranche B Loans, respectively, and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

         2.2      BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions or Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the preceding sentence.


                                                              (Credit Agreement)

         (b) Promptly following receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Bank of its Tranche A or Tranche B Pro Rata Share, as the case may be, of the Tranche A and/or Tranche B Loan requested by Borrower thereof by Requisite Notice. If any Bank promptly notifies the Administrative Agent that it is unable, in its sole discretion, to fund an Offshore Currency Loan in the requested currency, such request for Extension of Credit shall be deemed withdrawn. In the case of a Borrowing of Loans, each Bank shall make the funds for its Loan available to the Administrative Agent in the currency of such Loan at the Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

         (c) The Administrative Agent shall promptly notify Borrower and the Banks of the Offshore Rate and, if an Offshore Currency Loan, the Dollar Equivalent thereof, applicable to any Offshore Rate Loan upon determination thereof.

         (d) Unless the Administrative Agent and the Requisite Banks otherwise consent, Loans with no more than ten different Interest Periods shall be outstanding at any one time.

         (e) No Loans other than Base Rate Loans may be requested or continued during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Banks may determine that any or all of the then outstanding Loans other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrower from the Administrative Agent and shall continue so long as such Default or Event of Default continues to exist.

         (f) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (g) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

         2.3      LETTERS OF CREDIT.

         (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Tranche A Maturity Date, the Issuing Bank shall issue, supplement, modify, amend, renew, or extend Letters of Credit in Dollars or in Approved Offshore Currencies under the Tranche A Commitments as Borrower may request; provided, however, that (i) the Outstanding Tranche A Obligations of each Bank shall not exceed such Bank's Tranche A Commitment and the Outstanding Tranche A Obligations of all the Banks plus the outstanding principal amount of the Swing Line Loans shall not exceed the combined Tranche A Commitments at any time and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Dollar Equivalent of $150,000,000 at any time. Each Letter of Credit shall be in a


                                                              (Credit Agreement)
form acceptable to the Issuing Bank and shall not violate any policies of the Issuing Bank. The Issuing Bank shall not be obligated to issue a Letter of Credit denominated in a foreign currency if and so long as the Issuing Bank determines that foreign currency market circumstances make it unlawful, impossible or impracticable for the Issuing Bank to issue such Letter of Credit. Unless all the Banks, the Administrative Agent and the Issuing Bank otherwise consent in a writing delivered to the Administrative Agent, and subject to permitting "evergreen" Letters of Credit as provided in subsection (b) below, no Letter of Credit shall expire later than the earlier of (x) the Tranche A Maturity Date and (y) five years after its date of original issuance.

         (b) Borrower may irrevocably request the issuance, supplement, modification, amendment, renewal, or extension of a Letter of Credit by delivering a duly completed Letter of Credit Application therefor to the Issuing Bank, with a copy to the Administrative Agent, by Requisite Notice not later than the Requisite Time therefor. Unless the Administrative Agent notifies the Issuing Bank that such Letter of Credit Action is not permitted hereunder or the Issuing Bank determines that such Letter of Credit Action is contrary to any Laws or policies of the Issuing Bank or does not otherwise conform to the requirements of this Agreement, the Issuing Bank shall effect such Letter of Credit Action. Letters of Credit may have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Issuing Bank has the right to terminate such evergreen Letters of Credit no less frequently than annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

         (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit, as from time to time supplemented, amended, renewed, or extended, from the Issuing Bank in an amount equal to that Bank's Tranche A Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Tranche A Pro Rata Share, reimburse the Issuing Bank through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

         (d) Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one Business Day after demand made by the Issuing Bank therefor. The principal amount of any such payment shall bear interest pursuant to the related Letter of Credit Application therefor and shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank for its Tranche A Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.


                                                              (Credit Agreement)

         (e) If Borrower fails to make the payment required by subsection (d) above within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under such subsection, the Issuing Bank may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Loans to be made by the Banks in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Section 4 shall not apply. The proceeds of such Loans shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Such Loans shall be payable upon demand and shall bear interest at the Default Rate.

         (f) Once an evergreen Letter of Credit is issued, Borrower shall not be required to annually request that the Issuing Bank permit the renewal thereof. Borrower, the Administrative Agent and the Banks authorize (but may not require) the Issuing Bank to, in its sole discretion, permit the renewal of such evergreen Letter of Credit if such Letter of Credit could be issued in the first instance at such time.

         (g) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

             (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

             (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

             (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

             (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

             (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

             (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and


                                                              (Credit Agreement)
         the character, quality, quantity, condition, or value of such property as described in such documents;

             (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

             (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

             (ix) any failure or delay in notice of shipments or arrival of any property;

             (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

             (xi) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

             (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

             (xiii) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

             (xiv) where the Issuing Bank has acted in good faith and observed general banking usage, any other circumstances whatsoever.

         (h) Each Letter of Credit shall also be governed by the most recent version of the Uniform Customs and Practice for Documentary Credits published by the International Chamber of Commerce in effect when such Letter of Credit was issued.

         (i) With respect to each outstanding Letter of Credit, Borrower shall pay to the Administrative Agent, for the account of each of the Banks in accordance with its Tranche A Pro Rata Share, a fee equal to the following percent of the average daily maximum amount available to be drawn under such Letter of Credit, calculated in accordance with the following table:


         Type of Letter of Credit                  Fee
         ----------------------------------        -----------------------------------------------
         Performance Letters of Credit             one-half of the Applicable Amount for
                                                   Financial Letters of Credit, payable in arrears

         Financial Letters of Credit               Applicable Amount therefor, payable in arrears

         Commercial Letters of Credit              Greater of (i) 0.125% of face amount and (ii)
                                                   $400, payable upon issuance

                                                              (Credit Agreement)

         Letter of Credit fees for Performance Letters of Credit and Financial Letters of Credit shall accrue from the issuance of such Letter of Credit until its expiration or termination and shall be payable quarterly in arrears on each Quarterly Payment Date and such termination or expiration date. Such fees shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily undrawn face amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. These fees are nonrefundable.

         (j) Borrower shall pay to the Administrative Agent for the sole account of the Issuing Bank a fronting fee equal to 12.5 basis points per annum on the maximum amount available to be drawn under such Letter of Credit. In addition, Borrower shall pay directly to the Issuing Bank for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any issuance, amendment, transfer, supplement, modification, renewal, extension or other action relating to a Letter of Credit.

         2.4 PREPAYMENTS.


         (a) Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in the Minimum Amount therefor in the currency of such Loan. The Administrative Agent will promptly notify each Bank of such Bank's Tranche A or Tranche B Pro Rata Share, as the case may be, of such prepayment.

         (b) If Borrower or any of its Subsidiaries applies any Excess Net Proceeds in accordance with Section 7.6(g) to prepay outstanding Debt under this Agreement, Borrower shall apply an amount equal to such Excess Net Proceeds first to prepay Tranche B Loans in full, second to prepay Tranche A Loans in full, third to prepay Swing Line Loans in full, and fourth to deposit cash to be held by the Administrative Agent in an interest-bearing cash collateral account as collateral for any Letter of Credit Usage. The combined Commitments shall also be reduced by an amount equal to such Excess Net Proceeds in accordance with Section 2.5(a).

         (c) If for any reason the Outstanding Tranche A Obligations plus the outstanding principal amount of Swing Line Loans exceed the combined Tranche A Commitments (including, without limitation, by reason of the Administrative Agent from time to time determining the Dollar Equivalent of outstanding Obligations in accordance with Section 1.8) as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately first prepay the Swing Line Loans in full, second prepay Tranche A Loans in full, and third deposit cash to be held by the Administrative Agent in an interest-bearing cash collateral account as collateral for any Letter of Credit Usage, in an aggregate amount equal to such excess.

         (d) If for any reason the Outstanding Tranche B Obligations exceed the combined Tranche B Commitments (including, without limitation, by reason of the Administrative Agent from time to time determining the Dollar Equivalent of outstanding Obligations in accordance with Section 1.8) as in effect or as reduced or because of any limitation set forth in this

                                                              (Credit Agreement)

Agreement or otherwise, Borrower shall immediately prepay Tranche B Loans in an aggregate amount equal to such excess.

         (e) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.6.

         (f) Each payment or prepayment of outstanding Loans must be made ratably among all Banks having Tranche A Loans and each payment or prepayment of outstanding Tranche B Loans must be made ratably among all Banks having Tranche B Loans.

         2.5 MANDATORY AND VOLUNTARY REDUCTION OR TERMINATION OF TRANCHE A AND TRANCHE B COMMITMENTS.

         (a) Upon any date that the Loans are prepaid pursuant to Section 2.4(b), the combined Tranche A Commitments shall automatically be reduced as of the date of such required prepayment by an amount equal to such required prepayment of Tranche A Loans, the combined Tranche B Commitments shall automatically be reduced as of the date of such required prepayment by an amount equal to such required prepayment of Tranche B Loans, and the Swing Line Loan Commitment shall automatically be reduced as of the date of such required prepayment by an amount equal to such required prepayment of Swing Line Loans.

         (b) Upon Requisite Notice to the Administrative Agent not later than the Requisite Time therefor, Borrower shall have the right, at any time and from time to time, without penalty or charge, to permanently and irrevocably, reduce the combined Tranche A Commitments or the combined Tranche B Commitments in a Minimum Amount therefor, or terminate the then unused portion of the combined Tranche A Commitments or the combined Tranche B Commitments.

         (c) The Administrative Agent shall promptly notify the Banks of any reduction or the termination of the Tranche A or Tranche B Commitments under this Section. Any mandatory or voluntary reduction or termination of the combined Tranche A Commitments or combined Tranche B Commitments shall be accompanied by payment of all accrued and combined unpaid facility fees with respect to the portion of the combined Tranche A Commitments or combined Tranche B Commitments being reduced or terminated. Each Bank's Tranche A Commitments or Tranche B Commitment shall be reduced by an amount equal to such Bank's Tranche A Pro Rata Share or Tranche B Pro Rata Share, as the case may be, times the amount of such reduction.

         2.6 OPTIONAL INCREASE OF THE TRANCHE A AND TRANCHE B COMMITMENTS.

         (a) From time to time, Borrower may propose to increase the combined Tranche A and Tranche B Commitments by an aggregate amount of not less than the Minimum Amount therefor (a "Proposed Combined Commitments Increase") in the manner set forth below; provided that (i) the then current combined Tranche A Commitments plus the increase in the Tranche A Commitments included in the Proposed Combined Commitments Increase shall not be greater than the Maximum Permitted Combined Tranche A Commitments and the then current combined Tranche B Commitments plus the increase in the Tranche B Commitments included in the Proposed Combined Commitments Increase shall not be greater than the Maximum Permitted Combined Tranche B Commitments; (ii) the ratio of the increase in the

                                                              (Credit Agreement)
combined Tranche A Commitments to the increase in the combined Tranche B Commitments included in the Proposed Combined Commitments Increase is equal to the then current ratio of the Tranche A Commitments to the Tranche B Commitments; (iii) immediately prior to and after giving effect to the Proposed Combined Commitments Increase no event has occurred and is continuing that constitutes an Event of Default or Default; and (iv) Borrower shall pay any costs payable under Section 3.6 if and to the extent any Offshore Rate Loans are prepaid on the effective date of such increase (the "Increase Date").

         (b) Borrower may request a Proposed Combined Commitments Increase by delivering to the Administrative Agent, by Requisite Notice not later than the Requisite Time therefor. Such notice (i) shall specify the Proposed Combined Commitments Increase and the proposed Increase Date, and (ii) may specify Eligible Assignees that are not Banks (the "Third Parties"), to whom Borrower desires to offer all or a portion of the Proposed Combined Commitments Increase, to the extent not committed to by the existing Banks. The Administrative Agent shall in turn promptly notify each Bank by sending each Bank a copy of such notice.

         (c) Each Bank, in its sole discretion, may irrevocably offer to commit to all or a portion of the Proposed Combined Commitments Increase in increments of $1,000,000 (the "Proposed Increased Commitment") by notifying the Administrative Agent (which shall give prompt notice thereof to Borrower) by Requisite Notice not later than the Requisite Time therefor. The ratio of the increase in the combined Tranche A Commitments to the increase in the combined Tranche B Commitments included in each Bank's Proposed Increased Commitment shall be equal to the then current ratio of the Tranche A Commitments to the Tranche B Commitments. If the amount of Proposed Increased Commitments exceeds the Proposed Combined Commitments Increase, such Proposed Increased Commitments shall be allocated on a pro rata basis based on the ratio of each Bank's Proposed Increased Commitment, if any, to the aggregate of all Proposed Increased Commitments. Each Bank that submits a Proposed Increased Commitment shall execute and deliver to the Administrative Agent an Increased Commitment Acceptance therefor.

         (d) If any portion of the Proposed Combined Commitments Increase not committed to by existing Banks equals or exceeds $5,000,000 (the "Increase Remainder"), the Administrative Agent shall notify each Third Party thereof four Business Days before the Increase Date. Each Third Party may irrevocably commit to all or a portion of the Increase Remainder in a minimum principal amount of $5,000,000 (a "Proposed New Commitment") by notifying the Administrative Agent by Requisite Notice (who shall give prompt notice thereof to Borrower) by the Requisite Time therefor. The ratio of the increase in the combined Tranche A Commitments to the increase in the combined Tranche B Commitments included in each Third Party's Proposed New Commitment shall be equal to the then current ratio of the Tranche A Commitments to the Tranche B Commitments. If there are Third Parties willing to commit to more than the Increase Remainder, Borrower, in consultation with the Administrative Agent, may allocate the Increase Remainder in its sole discretion, but keeping the $5,000,000 minimum requirement. Each Third Party that submits a Proposed New Commitment shall execute and deliver to the Administrative Agent a New Commitment Acceptance therefor. By executing and delivering a New Commitment Acceptance, each Third Party shall be deemed to have agreed with the matters set forth in Section 10.8(c)(iii)-(vi).

                                                              (Credit Agreement)

         (e) If the commitments of the Banks and Third Parties to the Proposed Combined Commitments Increase equal the Proposed Combined Commitments Increase, the combined Tranche A Commitments and the Tranche B Commitments shall be increased by the Proposed Combined Commitment Increase on the Increase Date provided the Administrative Agent shall have received on or before the Increase Date certified copies of the resolutions of the Executive Committee of the Board of Directors of Borrower approving such increase of the combined Tranche A Commitments and the Tranche B Commitments, and of all documents evidencing other necessary corporate action, if any, with respect to such increase. Upon any Third Party paying an assignment fee of $3,500 to the Administrative Agent, any Third Parties shall become a Bank hereunder, and the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 10.6 giving effect thereto. Borrower agrees that it shall execute and deliver upon request to such Third Party, one or more Notes evidencing that assignee Bank's Tranche A Pro Rata Share and Tranche B Pro Rata Share.

         (f) If, after giving effect to the Proposed Combined Commitments Increase, any Bank's revised Tranche A Pro Rata Share of the combined Tranche A Commitments or Tranche B Pro Rata Share of the combined Tranche B Commitments is different than its share of Outstanding Tranche A Obligations or Outstanding Tranche B Obligations, respectively, the Outstanding Tranche A Obligations or Tranche B Obligations, respectively, shall be reallocated among the Banks as follows. On the Increase Date Borrower shall be deemed to have prepaid all outstanding Tranche A Loans or Tranche B Loans, respectively, in accordance with
Section 2.4 and reborrowed all Tranche A Loans or Tranche B Loans, respectively, in accordance with Section 2.2 from all Banks ratably in accordance with their revised Tranche A Pro Rata Shares or Tranche B Pro Rata Shares, respectively. Each Bank having a decreased Pro Rata Share (a "Selling Bank") agrees to sell and assign to each other Bank (each a "Buying Bank") such that, after giving effect to such assignments, each Bank's share of all Outstanding Obligations equals its revised Tranche A Pro Rata Share or Tranche B Pro Rata Share, respectively. The Administrative Agent shall distribute to each Selling Bank an amount equal to the difference between its Tranche A Loans or Tranche B Loans so prepaid with interest accrued thereon through the date of such prepayment and, in the case of Loans other than Base Rate Loans, costs set forth in Section 3.6, and the new Tranche A Loans or Tranche B Loans deemed to have been made by it. Such payments shall be deemed to be a payment of the Tranche A Loans or Tranche B Loans by Borrower on the date such payment is received.

         (g) If the commitments of the Banks and Third Parties to the Proposed Combined Commitments Increase are less than the Proposed Combined Commitments Increase, the combined Tranche A Commitments and Tranche B Commitments shall not be increased; provided, however, that, unless the combined Proposed Increased Commitments and Proposed New Commitments is zero, Borrower may again propose to increase the combined Tranche A Commitments and Tranche B Commitments pursuant to the terms of this Section 2.6.

         2.7 PRINCIPAL AND INTEREST.

         (a) If not sooner paid, Borrower shall pay, and promises to pay, the outstanding principal amount of each Tranche A Loan and Swing Line Loan in the currency of such Tranche A Loan and Swing Line Loan on the Tranche A Maturity Date and shall pay, and promises to

                                                              (Credit Agreement)
pay, the outstanding principal amount of each Tranche B Loan in the currency of such Tranche B Loan on the Tranche B Maturity Date.

         (b) Subject to subsection (e), Borrower shall pay interest on the unpaid principal amount of the Tranche A Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) in the currency of such Tranche A Loan from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Tranche A Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition of such type of Tranche A Loan, plus, if applicable, the Applicable Amount.

         (c) Subject to subsection (e), Borrower shall pay interest on the unpaid principal amount of the Tranche B Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) in the currency of such Tranche B Loan from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Tranche B Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition of such type of Tranche B Loan, plus, if applicable, the Applicable Amount.

         (d) Subject to subsection (e), Borrower shall pay interest on the unpaid principal amount of the Swing Line Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) in the currency of such Swing Line Loan from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date at a rate per annum equal to the Base Rate, plus, if applicable, the Applicable Amount.

         (e) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws and payable upon demand.

         2.8 FEES.

         (a) Facility Fee. Borrower shall pay to the Administrative Agent, for the ratable accounts of the Banks pro rata (i) according to their Tranche A Pro Rata Shares, a facility fee equal to the Applicable Amount times the combined Tranche A Commitments, regardless of usage, (ii) according to their Tranche B Pro Rata Shares, a facility fee equal to the Applicable Amount times the combined Tranche B Commitments, regardless of usage. The facility fee shall accrue from the Closing Date until the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable, and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Tranche A Maturity Date and the Tranche B Maturity Date, as applicable. The facility fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

                                                              (Credit Agreement)

         (b) Utilization Fee. Borrower shall pay to the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share, the Utilization Fee, payable quarterly in arrears on each Quarterly Payment Date and on the later of the Tranche A Maturity Date and the Tranche B Maturity Date.

         (c) Administrative Fees. Borrower shall pay to the Administrative Agent an administrative fee in such amounts and at such times as heretofore agreed upon by letter agreement dated August 24, 1999 between Borrower and the Administrative Agent. The administrative fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The administrative fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

         2.9 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

         2.10 MANNER AND TREATMENT OF PAYMENTS AMONG THE BANKS, BORROWER AND THE ADMINISTRATIVE AGENT.

         (a) Unless otherwise provided herein, all payments by Borrower or any Bank hereunder shall be made to the Administrative Agent at the Agent's Office not later than the Requisite Time for such type of payment without condition or deduction for, any counterclaim, defense, recoupment or setoff. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Bank, by wire transfer to such Bank at the address specified in Schedule 10.6. The Administrative Agent's determination, or any Bank's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

         (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

                                                              (Credit Agreement)

         (d) Unless Borrower or any Bank has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower or the Bank, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent, then:

             (i) if Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate or, in the case of a payment in an Approved Offshore Currency, the Offshore Currency Overnight Rate; and

             (ii) if any Bank failed to make such payment, such Bank shall on the Business Day following such Borrowing Date pay to the Administrative Agent the amount of such assumed payment made available to Borrower, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to Borrower to the date such amount is paid to the Administrative Agent at the Federal Funds Rate or, in the case of a payment in an Approved Offshore Currency, the Offshore Currency Overnight Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Tranche A Commitment or Tranche B Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

         2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 EXTENSION OF TRANCHE A AND TRANCHE B MATURITY DATES.

         (a) Tranche A Maturity Date. (i) At the request of Borrower and with the written consent of all of the Banks having a Tranche A Commitment (which may be given or withheld in the sole and absolute discretion of each Bank) pursuant to this Section the Tranche A Maturity Date may be extended for one-year periods, provided no Default or Event of Default has occurred and is continuing at the time of such request. Not earlier than three months prior to, nor later than 30 days prior to, each anniversary of the Closing Date, Borrower may request by Requisite Notice made to the Administrative Agent (who shall promptly notify the Banks) a one year extension of the Tranche A Maturity Date. Such request shall include a certificate signed by a Responsible Officer stating that
(i) the representations and warranties contained in Section 5 shall be true and correct on and as of the date of such certificate and (ii) no Default or Event of Default has occurred and is continuing. Each Bank shall, within 20 Business days of the Administrative Agent delivering such notice to such Bank, notify in writing the Administrative Agent whether it consents to or declines such request, provided that any Bank failing to so notify the Administrative Agent within such period shall be deemed to decline such request.


                                                              (Credit Agreement)

                  (ii) The Administrative Agent shall, after receiving the notifications from all of the Banks having a Tranche A Commitment or the expiration of such period, whichever is earlier, notify Borrower and the Banks of the results thereof. If all of the Banks having a Tranche A Commitment have consented, then the Tranche A Maturity Date shall be extended for one year.

         (b) Tranche B Maturity Date. (i) Borrower may, no earlier than 50 days and not later than 30 days prior to the then effective Tranche B Maturity Date (as it may be extended from time to time pursuant hereto), and in any event not earlier than Borrower's delivery to the Banks of the audited financial statements referred to in Section 6.1(b) for the then most recently ended fiscal year, request in writing to the Administrative Agent (who shall promptly notify the Banks) that the Tranche B Maturity Date be extended for an additional 364 days. After Borrower's request, each Bank having a Tranche B Commitment may, in its sole discretion, consent or not consent to such extension by giving written notice thereof to the Administrative Agent within 21 days after receipt of notice of the extension request. Each Bank's annual decision as to whether to extend the Tranche B Maturity Date shall be based on such information it deems relevant including in its discretion a new credit analysis utilizing then current information in respect of the Borrower's business, financial condition and operations and other information furnished by the Borrower. Failure of any Bank having a Tranche B Commitment to respond on or before such 21 day period shall be deemed to be a refusal of such request by such Bank. The Administrative Agent shall promptly notify each Bank and the Borrower of any Bank's decision to reject the proposed extension.

                  (ii) If, in accordance with the provisions of this Section 2.12, a Bank consents to the extension to the Tranche B Maturity Date, the Tranche B Maturity Date for such Bank shall be extended for 364 days from the then current Tranche B Maturity Date, without any further action by the Borrower or such Bank.

                  (iii) If any Bank having a Tranche B Commitment does not consent to a request for an extension of the Tranche B Maturity Date, or is deemed not to have consented to the requested extension, and the Tranche B Maturity Date has been extended for the other Bank(s) having a Tranche B
Commitment: (i) the Borrower may, prior to the end of the non-extended Tranche B Maturity Date, terminate such Bank's Tranche B Commitment under this Agreement upon payment in full of principal and interest on all Tranche B Loans made by such Bank together with such other sums, if any, that may be due by reason of such prepayment and any fees owing to such Bank and, in connection with such termination, the Borrower may replace such non-consenting Bank with a new Bank or increase the Tranche B Commitment of an existing Bank, in each case pursuant to Section 2.6 as if the Tranche B Commitment of the non-consenting Bank were a request for an increase in the Tranche B Commitments in the amount of such Tranche B Commitments, provided that the time periods for notices set forth in
Section 2.6 may, at the options of the Administrative Agent, be shortened to such periods as the Administrative Agent deems reasonable; and (ii) if the Borrower has not previously terminated such non-consenting Bank's Tranche B Commitment under this Agreement and paid principal and interest on the Tranche B Loans held by such non-consenting Bank and other amounts due to such non-consenting Bank as provided above, then such principal and interest and other amounts due to such non-consenting Bank shall be due and payable on the non-extended Tranche B

                                                              (Credit Agreement)

Maturity Date and the Tranche B Maturity Date shall not be extended in so far as such non-consenting Bank is concerned.

                                   SECTION 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1 TAXES. Each payment of any amount payable by Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Bank or the Issuing Bank under this Agreement, Borrower shall promptly notify the Administrative Agent of such fact and shall (a) make such deduction or withholding and pay the same to the relevant Governmental Authority and (b) pay such additional amount directly to that Bank or the Issuing Bank as is necessary to result in that Bank or the Issuing Bank receiving a net after-Applicable Tax amount equal to the amount to which that Bank or the Issuing Bank would have been entitled under this Agreement absent such deduction or withholding. Within 30 days after the date of any payment by Borrower of any amounts pursuant to this section, Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         3.2 INCREASED COSTS. If any Bank or the Issuing Bank determines that any Laws or guidelines (whether or not having the force of law), or compliance therewith, have the effect of increasing its cost of agreeing to make or making, agreeing to issue or participating in, funding or maintaining any Loans or Letters of Credit, then Borrower shall, upon demand by such Bank or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or the Issuing Bank additional amounts sufficient to compensate such Bank or the Issuing Bank for such increased cost.

         3.3 CAPITAL ADEQUACY. If any Bank or the Issuing Bank determines that any Laws regarding capital adequacy, or compliance by such Bank or the Issuing Bank (or its Lending Office) or any corporation controlling the Bank or the Issuing Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority not imposed as a result of the Issuing Bank's, such Bank's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Bank, the Issuing Bank or any corporation controlling such Bank or the Issuing Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's and the Issuing Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then upon demand of such Bank or the Issuing Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank or the Issuing Bank, from time to time as specified in good faith by such Bank or the Issuing Bank, additional amounts sufficient to compensate such Bank or the Issuing Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement.

         3.4 ILLEGALITY. If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending

                                                              (Credit Agreement)

Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London or interbank market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by the Bank to Borrower through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or Convert all Offshore Rate Loans of that Bank, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. Each Bank agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank.

         3.5 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit, the Administrative Agent determines that (a) deposits in the relevant currency are not being offered to Banks in the London interbank market for the applicable amount and Interest Period of the requested Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate (other than the Base Rate) for the Loans requested therein, or (c) such underlying interest rates do not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Loans based upon such affected interest rate or such currency shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending Request for Extension of Credit for such type of Loan or, failing that, be deemed to have converted such Request for Extension of Credit into a request for Base Rate Loans in the amount specified therein.

         3.6 BREAKFUNDING COSTS. Upon Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day in the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise and including any such action required under this Section 3), or upon the failure of Borrower (for a reason other than the failure of a Bank to make a Loan) to borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount specified in any Request for Extension of Credit, then Borrower shall, upon demand made by any Bank (with a copy to the Administrative Agent), reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence thereof, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

         3.7 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) The Administrative Agent and any Bank shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent or that Bank under this Section 3 has been determined, concurrently with demand for such payment. The Administrative Agent's or any Bank's determination of any amount payable under this Section 3 shall be conclusive in the absence of manifest error.

         (b) For purposes of calculating amounts payable under this Section 3 any Loan shall be deemed to have been funded at the applicable interest rate set forth in the definition thereof whether or not such Loan was, in fact, so funded.

         (c) All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Outstanding Obligations.

                                   SECTION 4
                                   CONDITIONS

         4.1 INITIAL EXTENSION OF CREDIT. The obligation of each Bank to make the initial Loan to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Loans or the issuance of the initial Letter of Credit (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

         (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

             (1) at least one executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

             (2) Notes executed by Borrower in favor of each Bank requesting a Note, each in a principal amount equal to that Bank's Tranche A Pro Rata Share and Tranche B Pro Rata Share, as applicable;

             (3) the Material Subsidiary Guaranty executed by each Material Subsidiary;

             (4) with respect to Borrower and each Material Subsidiary, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower and each such Material Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officers, and the like;

             (5) the Opinion of Counsel;

             (6) the Opinion of O'Melveny & Myers LLP, special counsel to the Administrative Agent, substantially in the form of Exhibit J;

                                                              (Credit Agreement)

             (7) a certificate signed by a Responsible Officer setting forth the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter;

             (8) a certificate signed by a Responsible Officer certifying that the conditions specified in Sections 4.1(d) and 4.1(e) have been satisfied; and

             (9) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

         (b) The fees payable on the Closing Date shall have been paid.

         (c) Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Bank of America).

         (d) The representations and warranties of Borrower contained in Section 5 shall be true and correct.

         (e) Borrower and each Material Subsidiary shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Loan (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

         (f) Since June 30, 1999, no Material Adverse Effect shall have occurred.

         (g) Borrower and its Subsidiaries shall have completed and delivered to the Administrative Agent the assessment review regarding Borrower's programs for dealing with the Year 2000 Problem (as defined in Section 5.14), and the Administrative Agent and Requisite Banks shall have been satisfied as to the Borrower's responses therein.

         4.2 ANY EXTENSION OF CREDIT. The obligation of each Bank to make any Extension of Credit is subject to the following conditions precedent:

         (a) the representations and warranties of Borrower contained in Section 5 are true and correct in all material respects as though made on and as of the above date (except to the extent that such representations and warranties expressly relate solely to an earlier date and then shall be correct as of such date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

         (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.

         (c) the Administrative Agent shall have timely received a duly completed Request for Extension of Credit or Letter of Credit Application, as applicable, by Requisite Notice by the Requisite Time therefor;


                                                              (Credit Agreement)

         (d) on the date of the first Extension of Credit hereunder, evidence that the Existing Credit Agreements have been, or concurrently therewith are being, terminated and that all amounts owing thereunder have been, or concurrently therewith are being, paid in full; provided, however, that letters of credit issued thereunder set forth on Schedule 7.1 may remain outstanding so long as the commitments and covenants (except for those covenants and agreements relating to such outstanding letters of credit and reimbursement of drawings thereunder) under the Existing Credit Agreements are otherwise terminated; and

         (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.

                                   SECTION 5
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Administrative Agent and the Banks that:

         5.1 DUE INCORPORATION, ETC. Each of Borrower and the Material Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have all requisite corporate power and authority to own or lease and operate their respective properties and to carry on their businesses as now conducted, and to execute and deliver, and to perform all of their obligations under, any Loan Document to which they are a party, and the transactions and documents contemplated hereby to which they are a party. Each of Borrower and its Subsidiaries are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions in which they own or lease assets and property or in which the conduct of their businesses requires them to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Each Subsidiary of Borrower on the date hereof is set forth on Schedule 5.1.

         5.2 AUTHORIZATION OF BORROWING, ETC.

         (a) Authorization of Borrowing, No Conflict. The execution, delivery and performance by Borrower and each Material Subsidiary of Borrower that is a party to a Loan Document of the Loan Documents, the payment and performance of all Obligations, and the issuance, delivery and payment of the Letters of Credit and the consummation of the transactions contemplated hereby are within each such entity's corporate powers, have been duly authorized by all necessary corporate action by Borrower and each Material Subsidiary of Borrower which is a party to a Loan Document, do not contravene (i) Borrower's and such Material Subsidiary's certificate of incorporation or by-laws, or (ii) any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting Borrower or such Material Subsidiary or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; neither Borrower nor any of its Subsidiaries is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction, in any respect which is likely to have a Material Adverse Effect.


                                                              (Credit Agreement)

         (b) Governmental Consents. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is currently or is reasonably expected to be required on the part of Borrower or any Material Subsidiary of Borrower that is a party to a Loan Document for the due execution, delivery or performance by Borrower or any of its Material Subsidiaries of any Loan Document, the payment and performance of the Obligations by Borrower or any of its Subsidiaries, and the issuance, delivery and payment of the Letters of Credit and the consummation of the transactions contemplated hereby, except such authorizations, consents, approvals, other actions, notices or filings which, if not obtained, either (i) would not adversely affect the ability of Borrower and each of its Subsidiaries that is a party to a Loan Document to perform the transactions contemplated by the Loan Documents, or (ii) would not have a Material Adverse Effect.

         (c) Due Execution and Delivery; Binding Obligations. This Agreement and each other Loan Document, if any, have been, or will be, duly executed and delivered by Borrower and each of its Material Subsidiaries which is a party thereto. This Agreement and each other Loan Document, if any, and the Obligations are, or will be, legally valid and binding obligations of Borrower and each of its Material Subsidiaries which is a party thereto, enforceable against Borrower or such Material Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.3 FINANCIAL CONDITION. The unaudited consolidated balance sheet of Borrower and its Subsidiaries dated June 30, 1999 and the related consolidated statements of income and cash flows, copies of which have been furnished to each Bank, were prepared in conformity with GAAP. All financial statements delivered to Banks pursuant to Section 6.1 hereof after the Closing Date will fairly present the consolidated financial position of Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Borrower and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Since June 30, 1999, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of Borrower or Borrower and its Subsidiaries taken as a whole.

         5.4 ABSENCE OF LITIGATION; LITIGATION DESCRIPTION. No actions, suits, investigations, litigation or proceedings are pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or the properties of Borrower or any such Subsidiary before any court, arbitrator or governmental agency, department, commission, board, bureau or instrumentality, domestic or foreign, (a) that would have a Material Adverse Effect, or (b) which purports to affect the legality, validity or enforceability of this Agreement and any other Loan Document.

         5.5 PAYMENT OF TAXES. Borrower and each of its Subsidiaries have filed or caused to be filed all tax returns (Federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due, including interest and penalties, except for (a) such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate


                                                              (Credit Agreement)
reserves are being maintained by Borrower or any such Subsidiary, as the case may be or (b) those the failure to pay which would not have a Material Adverse Effect.

         5.6 GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary is subject to any regulation that would limit the ability of Borrower to enter into or perform its obligations under this Agreement.

         5.7 NOT A PURPOSE CREDIT. Borrower and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or Letter of Credit, will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.8 ERISA.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         5.9 DISCLOSURE. No representation or warranty of Borrower or any Subsidiary of Borrower contained in any Loan Document (including any Schedule furnished in connection herewith) or any other document, certificate or written statement furnished to the Administrative


                                                              (Credit Agreement)

Agent or any Bank by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any documents not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Persons responsible for preparing such projections and pro forma financial information to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Borrower (other than matters of a general economic nature) that have had or could reasonably be expected to have a Material Adverse Effect that have not been disclosed herein or in the other documents, certificates and written statements referred to in this Section 5.9.

         5.10 INSURANCE. Borrower and its Subsidiaries have in full force insurance coverage of their respective properties, assets and business (including casualty, general liability, products liability and business interruption insurance) that is (a) no less protective in any material respect than the insurance Borrower and its Subsidiaries have carried in accordance with their past practices or (b) prudent given the nature of the business of Borrower and its Subsidiaries and the prevailing practice among companies similarly situated.

         5.11 ENVIRONMENTAL MATTERS. (a) Borrower and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which can reasonably be expected to have a Material Adverse Effect and (b) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from Borrower's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a Material Adverse Effect. Other than disposals for which Borrower has been indemnified in full or disposals prior to the Closing Date which would not have a Material Adverse Effect, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR Part 261 ("RCRA")) generated at Borrower's or any Subsidiaries' properties and removed for disposal have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.

         5.12 PERFORMANCE OF AGREEMENTS. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any contractual obligation of Borrower or of such Subsidiary, except where the consequences, direct or indirect, of such default or defaults, if any, has not had and could not reasonably be expected to have a Material Adverse Effect and no condition exists that, with the giving of due notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default, if any, has not had and could not reasonably be expected to have a Material Adverse Effect.


                                                              (Credit Agreement)

         5.13 SOLVENCY. After giving effect to the transactions contemplated by the Loan Documents and the payment of all fees related thereto and hereto, as of the Closing Date Borrower and its Subsidiaries on a consolidated basis are Solvent and each of the Material Subsidiaries is Solvent.

         5.14 YEAR 2000. Borrower has (a) conducted a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after December 31, 1999 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   SECTION 6
                              AFFIRMATIVE COVENANTS

         So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrower shall, and shall cause each of its Subsidiaries to:

         6.1 REPORTING REQUIREMENTS. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Banks, with sufficient copies for each Bank:

         (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the consolidated statements of income and cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief accounting officer of Borrower as fairly presenting the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

         (b) as soon as available and in any event within 100 days after the end of each Fiscal Year of Borrower, a copy of the annual audit report for such Fiscal Year for Borrower and its Subsidiaries, containing financial statements (including a consolidated balance sheet, consolidated statements of income and shareholders' equity and cash flows of Borrower and its Subsidiaries) for such year certified by Ernst & Young LLP or another "Big Five" accounting firm. The certification shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such


                                                              (Credit Agreement)
consolidated financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

         (c) together with each delivery of the reports of Borrower and its Subsidiaries pursuant to subsections (a) and (b) above, a Compliance Certificate for the Fiscal Quarter or Fiscal Year, as applicable, executed by the chief accounting officer of Borrower.

         6.2 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Banks, with sufficient copies for each Bank:

         (a) as soon as possible and in any event within five days after any Responsible Officer of Borrower becoming aware of the occurrence of any Change of Control and of each Event of Default and of each Default continuing on the date of such statement, a statement of the chief accounting officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

         (b) promptly after any significant change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

         (c) promptly and in any event within 30 days after Borrower or any ERISA Affiliate becomes aware that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC a statement of the chief accounting officer of Borrower describing such ERISA Event and the action, if any, that Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

         (d) promptly and in any event within 10 days after Borrower or any ERISA Affiliate becomes aware that any ERISA Event (other than an ERISA Event referred to in (c) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC, a statement of the chief accounting officer of Borrower describing such ERISA Event and the action, if any, that Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

         (e) promptly and in any event within five Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

         (f) promptly and in any event within seven Business Days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan,
(x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount


                                                              (Credit Agreement)
of liability incurred, or expected to be incurred, by Borrower or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

         (g) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any of its Subsidiaries, of the type described in Section 5.4;

         (h) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

         (i) promptly after the furnishing thereof, copies of any material correspondence, statement or report furnished to any other holder of the securities of Borrower or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 6.2;

         (j) promptly after the occurrence thereof, notice of the receipt by Borrower or any of its Subsidiaries of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a Material Adverse Effect; and

         (k) such other information respecting the condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

         6.3 MATERIAL SUBSIDIARY GUARANTY. Borrower will cause each of its Material Subsidiaries (and such other domestic Subsidiaries as may be necessary in order to comply with Section 7.14 hereof) promptly to execute and deliver an instrument of joinder to the Material Subsidiary Guaranty, together with such other documents and agreements including, without limitation, legal opinions and resolutions as the Administrative Agent or the Requisite Banks may reasonably request.

         6.4 CORPORATE EXISTENCE, ETC. Borrower will, and will cause each of its Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence (except as permitted under Section 7.6) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business; provided, however, that Borrower shall not be required to maintain any such rights, franchises or licenses or the corporate existence of any Subsidiary (other than any Material Subsidiary) if the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.5 ACCESS AND VISITATION RIGHTS. Borrower will and will cause each of its Subsidiaries to, upon reasonable notice and at any reasonable time during normal business hours and from time to time, permit the Administrative Agent or any of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from the records and books


                                                              (Credit Agreement)
of account of, and visit the properties of, Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and any of its Subsidiaries with any of their officers or directors and independent public accountants (and by this provision Borrower authorizes said accountants to discuss with the Banks the finances and affairs of Borrower and its Subsidiaries), provided that Borrower shall have the right to have a representative of Borrower present at any such discussion with such officers, directors and independent public accountants.

         6.6 PAYMENT OF TAXES, ETC. Borrower will and will cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a lien upon their property, provided, however, that neither Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim (i) that is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained, or (ii) the failure to pay or discharge which would not have a Material Adverse Effect.

         6.7 MAINTENANCE OF PROPERTIES, ETC. Borrower will and will cause each of its Subsidiaries to maintain and preserve, all of its properties with respect to which failure to so maintain and preserve would have a Material Adverse Effect.

         6.8 COMPLIANCE WITH LAWS, ETC. Borrower will, and will cause each of its Subsidiaries to, perform and promptly comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, all Environmental Laws and ERISA) other than those with which the failure to comply would not have a Material Adverse Effect.

         6.9 MAINTENANCE OF INSURANCE. Borrower will maintain, and will maintain for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (a) as are usually insured by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates, (b) with responsible and reputable insurance companies or associations reasonably satisfactory to Banks and (c) subject to market availability and reasonable price, in amounts and coverages (including deductibles) consistent with industry practice.

         6.10 EMPLOYMENT OF TECHNOLOGY, DISPOSAL OF HAZARDOUS WASTE, ETC. Borrower will and will cause each of its Subsidiaries to (a) employ in connection with its use of its property appropriate technology (including, without limitation, appropriate secondary containment) to maintain compliance with any applicable Environmental Law, (b) take all actions identified as necessary to comply with Environmental Law, (c) dispose of any and all "hazardous waste" generated at any of its properties only at facilities and with carriers maintaining valid permits under RCRA and any applicable state and local Environmental Law, and (d) use best efforts to obtain certificates of disposal from all contractors employed by Borrower in connection with the transport or disposal of any "hazardous waste" generated at any of its properties except, with respect to each of the foregoing clauses (a) through (d) where the failure to perform or comply with any of the foregoing would not have a Material Adverse Effect.


                                                              (Credit Agreement)

         6.11 KEEPING OF BOOKS, ETC. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and each of its Subsidiaries in accordance with GAAP consistently applied and consistent with prudent business practices.

         6.12 FURTHER ASSURANCES. Borrower will and will cause each of its Subsidiaries to promptly, upon request by the Administrative Agent or any Bank through the Administrative Agent, correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Administrative Agent or any Bank through the Administrative Agent, Borrower also will, and will cause each Subsidiary to, do, execute, acknowledge, deliver, record, and will cause any such Subsidiary to promptly do, execute, acknowledge, deliver, record, re-record any and all such further acts, termination statements, certificates, assurances and other instruments as the Administrative Agent or any Bank through the Administrative Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (b) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent and/or the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document to which Borrower is or may become a party.

         6.13 USE OF PROCEEDS. Borrower shall use the proceeds of Loans for capital expenditures and for working capital and other general purposes, including Non-Hostile Acquisitions permitted by Section 7.4(c).

         6.14 YEAR 2000 COMPLIANCE. Borrower will, and will cause its Subsidiaries to, perform all acts reasonably necessary to insure that they are Year 2000 Compliant (as defined in Section 5.14), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   SECTION 7
                               NEGATIVE COVENANTS

         So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 DEBT. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to, any Debt, except:

         (a) Debt incurred pursuant to this Agreement;

         (b) any Material Subsidiary Guaranty;

         (c) Debt in respect of Capital Lease Obligations;

         (d) Contingent Obligations permitted by Section 7.5;


                                                              (Credit Agreement)

         (e) Borrower and its Subsidiaries may remain liable with respect to any Debt of Borrower and its Subsidiaries existing on the Closing Date (all of which Debt that consists of letters of credit and surety and performance bonds outstanding on the Closing Date and all other of such Debt that is in excess of $1,000,000 in outstanding principal amount is described in Schedule 7.1) and refinancing thereof; provided that such refinanced Debt shall be on terms no less favorable to Borrower (other than in respect to market interest rate changes) and its Subsidiaries than the Debt being replaced and after giving effect thereto would not result in a Default or Event of Default;

         (f) Borrower and its Subsidiaries may become and remain liable with respect to intercompany Debt; provided that all of the intercompany Debt of Borrower to any Subsidiary of Borrower shall be subordinated to the Obligations in accordance with the terms set forth in Exhibit H;

         (g) Debt of any Person which becomes a Subsidiary of Borrower or is merged into Borrower or any Subsidiary of Borrower in an amount permitted under
Section 7.4(c); and provided such Debt existed at the time such Person became a Subsidiary of Borrower or was so merged and was not created in contemplation of such event and before and immediately after giving effect to such event no Event of Default shall exist and Borrower shall be in compliance with Section 7.7); provided further that any Debt of a Person that is merged into Borrower, is only permitted to the extent it is unsecured unless after giving effect to such merger Borrower is in compliance with Section 7.2;

         (h) without duplication of subsections (c), (e) and (g) of this Section 7.1, Borrower and its Subsidiaries may become and remain liable with respect to purchase money Debt in an aggregate principal amount outstanding at any time not in excess of 15% of Consolidated Net Worth of Borrower and its Subsidiaries (as shown on the most recent financial statements delivered pursuant to Section 6.1(a) or (b)); provided that such Debt is secured only by the property purchased with such Debt; provided further that the loan-to-value ratio of such Debt does not exceed 100% with respect to personal property and 80% with respect to real property, in each case, at the time of incurrence of any such Debt;

         (i) the Subsidiaries of Borrower may become and remain liable with respect to Debt if such Debt is permitted by the last proviso of this Section 7.1;

         (j) Borrower and its Subsidiaries may become and remain liable in respect of industrial revenue bonds issued on behalf of Borrower or its Subsidiaries;

         (k) Debt in connection with the Receivables Program permitted by
Section 7.13; and

         (l) without duplication of any of the foregoing clauses, Borrower may create, incur, assume or suffer to exist Debt; provided that such Debt is not secured by any assets of Borrower or any of its Subsidiaries other than as permitted by Section 7.2;

provided that, notwithstanding subsections (a) through (l) of this Section 7.1, the Subsidiaries of Borrower may not create, incur, assume or suffer to exist any Subsidiary Debt in an aggregate principal amount outstanding at any time exceeding 15% of Consolidated Net Worth of Borrower and its Subsidiaries (as shown on the most recent financial statements delivered


                                                              (Credit Agreement)
pursuant to Section 6.1(a) or (b)); provided further that, transactions of the type permitted by Section 7.13 shall not count against any of the quantitative baskets set forth in this Section 7.1.

         7.2 LIENS AND RELATED MATTERS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, or file or execute or agree to the execution of any financing statement, on or with respect to, the assets of Borrower or any Subsidiary (including any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, or any income or profits therefrom, except:

         (a) Liens for taxes, assessments or other governmental charges or levies not yet due and payable, and not required to be paid by Borrower or any of its Subsidiaries under Section 6.6;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, workmen, employees, materialmen and other Liens imposed by law and not required to be paid by Borrower or any of its Subsidiaries under Section 6.6;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) minor Liens on the property or assets of Borrower or any of its Subsidiaries which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Borrower or such Subsidiary, as the case may be;

         (e) the rights of set-off and banker's liens granted or confirmed to the Banks under this Agreement or any other Loan Document and rights of set-off and banker's liens granted or confirmed to the holders of other Debt permitted under this Agreement or any other Loan Document;

         (f) any Liens in existence on property of any Person at the time such Person becomes a Subsidiary of Borrower or is merged into any Subsidiary of Borrower and not created in contemplation of such event;

         (g) attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; and provided that any such judgment does not constitute an Event of Default;

         (h) Liens created by (i) any Subsidiary of Borrower in favor of Borrower or (ii) any Subsidiary of Borrower in favor of another Subsidiary of Borrower, securing obligations of such Subsidiary owing to Borrower or another Subsidiary of Borrower (which Liens by their terms may not be transferred except to Borrower or another Subsidiary of Borrower);


                                                              (Credit Agreement)

         (i) Liens created hereunder or under any other Loan Document;

         (j) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances now or hereafter existing not interfering with the ordinary conduct of business of Borrower or any of its Subsidiaries;

         (k) Liens and security interests securing purchase money Debt permitted under Section 7.1(h) and Liens and security interests which are Capital Lease Obligations; provided, however, that no Lien or security interest referred to in this subsection (k) shall extend to or cover any property other than the related property being acquired or leased (as the case may be);

         (l) Liens on real or personal property required in connection with the issuance of industrial revenue bonds on behalf of Borrower or its Subsidiaries;

         (m) Liens existing on the Closing Date securing Debt listed on Schedule
7.1 and any refinancings thereof permitted pursuant to Section 7.1(e);

         (n) Liens created or incurred in connection with the Receivables Program permitted by Section 7.13; and

         (o) without duplication of any of the foregoing clauses, other Liens securing obligations of Borrower or its Subsidiaries in an aggregate outstanding principal amount not exceeding $10,000,000 at any time.

         7.3 NEGATIVE PLEDGES; RESTRICTIONS ON DIVIDENDS, ETC. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (a) enter into or remain a party to any agreement prohibiting the creation, incurrence or assumption of any Lien on or with respect to any assets of Borrower, or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except for such prohibitions contained in (A) this Agreement and (B) instruments governing any Debt permitted under Section 7.1.

         (b) Create or permit to exist or become effective any restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution on or with respect to any of its stock or other ownership interests owned by Borrower or any Subsidiary of Borrower, (ii) pay any Debt owed to Borrower or any Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its assets to Borrower or any Subsidiary of Borrower, except for such prohibitions contained in this Agreement and for such prohibitions contained in the Senior Debt Documents and in documents relating to the Receivables Program.

         7.4 INVESTMENTS AND ACQUISITIONS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person or make, or commit to make any acquisition (whether by purchase of capital stock or assets, merger or otherwise), except:

         (a) Cash Equivalents;


                                                              (Credit Agreement)

         (b) Investments that constitute intercompany Debt and are otherwise permitted by Section 7.1; provided that all of the Debt of Borrower to any Subsidiary of Borrower shall be expressly subordinated to the Obligations in accordance with the terms set forth in Exhibit H;

         (c) Non-Hostile Acquisitions by Borrower or any of its Subsidiaries of assets constituting a business unit or the capital stock of any Person provided that (i) Borrower is the surviving entity following such acquisition of assets or capital stock, (ii) Borrower continues in the same type of business currently conducted without material changes in the nature of its business and (iii) Borrower is capable of incurring additional Debt in connection with such acquisition of assets or capital stock without violating any debt or covenant restrictions and without creating an Event of Default;

         (d) Borrower and its Subsidiaries may make and maintain Investments in Subsidiaries;

         (e) Investments in Joint Ventures existing on the Closing Date and set forth on Schedule 7.4, and after the Closing Date Investments in Joint Ventures not listed on Schedule 7.4 ("Additional Joint Ventures"); provided that (i) any such Joint Venture is in and continues in the same type of business as is conducted by Borrower on the Closing Date, (ii) none of Borrower or any Material Subsidiary is a general partner (or would be liable to the extent of a general partner) of any such Joint Venture, and (iii) at the time of any Investment in an Additional Joint Venture the aggregate Investments made by Borrower and its Subsidiaries in Additional Joint Ventures (after giving effect to the Investment to be made) shall not exceed 15% of the Consolidated Net Worth of Borrower and its Subsidiaries as shown on the most recent financial statements delivered pursuant to Section 6.1(a) or (b);

         (f) Investments in connection with transactions permitted by Section 7.13; and

         (g) without duplication of any of the foregoing clauses, other Investments in an aggregate principal amount not exceeding $10,000,000 in any Fiscal Year; provided that any acquisition must be a Non-Hostile Acquisition.

         7.5 CONTINGENT OBLIGATIONS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

         (a) Borrower and its Subsidiaries may become and remain liable with respect to guaranties resulting from endorsement of negotiable instruments for collection or deposit in the ordinary course of business;

         (b) any Material Subsidiary of Borrower may create and become liable with respect to the Material Subsidiary Guaranty;

         (c) Borrower may become and remain liable with respect to reimbursement obligations under the Letters of Credit and Borrower may become and remain liable with respect to any other Contingent Obligation created hereunder or under any other Loan Document;


                                                              (Credit Agreement)

         (d) Borrower and its Subsidiaries may become and remain liable with respect to any swap agreement, cap agreement, collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates or commodity prices, so long as such agreement or arrangement is entered into for non-speculative purposes;

         (e) Borrower may become and remain liable with respect to guaranties relating to (x) any Debt of its Subsidiaries set forth on Schedule 7.1 and any refinancings thereof permitted pursuant to Section 7.1(e) and (y) without duplication, Debt of its Subsidiaries in an aggregate outstanding amount not to exceed at any time 15% of Consolidated Net Worth (as shown on the most recent financial statements delivered pursuant to Section 6.1(a) or (b));

         (f) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations relating to advance payment guaranties, rent guaranties with respect to leases and performance guaranties;

         (g) Borrower and its Subsidiaries may become and remain liable with respect to reimbursement obligations under letters of credit other than Letters of Credit issued hereunder, in an aggregate amount outstanding at any time not exceeding $25,000,000;

         (h) the Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations of the type described in clause (e) of the definition of "Debt" in respect of Debt of Borrower or a Subsidiary of Borrower if such Contingent Obligation is permitted by the provisos following subsection
(k) of this Section 7.5;

         (i) Contingent Obligations created in connection with transactions permitted by Section 7.13;

         (j) Borrower may become and remain liable with respect to guaranties, in an aggregate amount outstanding at any time not exceeding $30,000,000, in connection with loans made by third parties to employees who are participants in Borrower's stock purchase program, if implemented, to enable such employees to purchase common stock of Borrower.

         (k) Borrower and its Subsidiaries may create, incur, assume or suffer to exist any obligations, contingent or otherwise (including, without limitation, obligations as account party under any unsecured letters of credit other than the Letters of Credit), solely in respect of surety and performance bonds and similar obligations; provided that the aggregate amount of all such obligations (including those outstanding on the date hereof) does not exceed $50,000,000 for Borrower and its Subsidiaries; provided further that such obligations are incurred in the ordinary course of the business of Borrower and its Subsidiaries. The surety and performance bonds in effect on the date hereof are set forth on Schedule 7.1;

provided that, notwithstanding clauses (a) through (k) of this Section 7.5, the Subsidiaries of Borrower may not create, incur, assume or suffer to exist any Subsidiary Debt in an aggregate principal amount outstanding at any time exceeding 15% of Consolidated Net Worth of Borrower and its Subsidiaries (as shown on the most recent financial statements delivered pursuant to Section 6.1(a) or (b)); provided further that, transactions of the type permitted by
Section 7.13 shall not count against any of the quantitative baskets set forth in this Section 7.5.


                                                              (Credit Agreement)

         7.6 RESTRICTIONS ON FUNDAMENTAL CHANGES. Borrower will not, and will not permit any of its Subsidiaries to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any portion of its assets or the assets of any division (whether now owned or hereafter acquired) to any Person, except the following, provided that no Event of Default or Default has occurred and is continuing or would result therefrom:

         (a) Borrower or any Subsidiary of Borrower may merge or consolidate with or into another entity (including any Subsidiary of Borrower); provided that with respect to any merger with Borrower, Borrower shall be the continuing or surviving corporation and with respect to all other mergers, the continuing or surviving corporation shall be a Subsidiary of Borrower;

         (b) Borrower and its Subsidiaries may sell or otherwise dispose of inventory in the ordinary course of business;

         (c) Borrower and its Subsidiaries may dispose of used, obsolete, worn out or surplus property in the ordinary course of business;

         (d) any Wholly-Owned Subsidiary may transfer any assets to Borrower or to another Wholly-Owned Subsidiary and any other Subsidiary may transfer any assets to Borrower or to another Wholly-Owned Subsidiary;

         (e) Borrower may transfer any assets to another Wholly-Owned Subsidiary which has executed and delivered the Material Subsidiary Guaranty, or instrument of joinder with respect thereto, and has otherwise complied with Section 6.3;

         (f) Borrower and its Subsidiaries may sell or dispose of assets permitted by Section 7.13 provided that, transactions of the type permitted by
Section 7.13 shall not count against any of the quantitative baskets set forth in this Section 7.6; and

         (g) without duplication of any of the foregoing clauses, Borrower or any of its Subsidiaries may dispose of up to 15% of its Consolidated Total Assets during any 12-month period, provided that if the Net Proceeds from any Disposition are in excess of 15% of Consolidated Total Assets of Borrower and its Subsidiaries (as shown on the most recent financial statements delivered pursuant to Section 6.1(a) or (b)) ("Excess Net Proceeds"), such Excess Net Proceeds shall, at Borrower's election, either be: (i) reinvested in the business of Borrower or such Subsidiary within 12 months from the date of the receipt of the proceeds from such disposition, or (ii) applied to prepay outstanding Debt other than Subordinated Debt; notwithstanding the foregoing, Borrower or any of its Subsidiaries may only dispose of up to 30% of its Consolidated Total Assets from Closing until the date of such Disposition.

         7.7 FINANCIAL COVENANTS.

         (a) Leverage Ratio. Borrower will not permit, as of the end of any Fiscal Quarter, the Leverage Ratio to exceed (i) 4.00 to 1.00 during the period ending March 31, 2001, and (ii) 3.5 to 1.00 thereafter.


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         (b) Interest Coverage Ratio. Borrower will not permit, as of the end of any Fiscal Quarter, the ratio of (x) Consolidated Adjusted EBITDA to (y) Consolidated Interest Charges for the four Fiscal Quarters ending on such date to be less than (i) 3.50 to 1.00 during the period ending March 31, 2001, and
(ii) 4.00 to 1.00 thereafter.

         (c) Maximum Senior Leverage Ratio. If any Subordinated Debt is outstanding, Borrower will not permit, as of the end of any Fiscal Quarter, the ratio of (x) Consolidated Funded Debt, plus the amount of outstanding Financial Letters of Credit in excess of $25,000,000 in the aggregate as of such date, less the outstanding principal amount of Subordinated Debt to (y) Consolidated Adjusted EBITDA for the four Fiscal Quarters ending on such date, plus, if such four Fiscal Quarter period covers the period in which a one time charge relating to restructuring and integration costs is taken, up to $50,000,000 of such one time restructuring and integration cost charge actually taken by Borrower in 1999 or the first quarter of 2000, to exceed (i) 2.50 to 1.00 during the period ending March 31, 2001, and (ii) 2.00 to 1.00 thereafter.

         7.8 DIVIDENDS, ETC. Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or any warrants or other rights to acquire such stock, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of Borrower or any warrants or other rights to acquire such stock, except that:

         (a) Borrower may declare and deliver dividends and distributions payable in common stock of Borrower;

         (b) Subsidiaries wholly-owned by Borrower except for directors' qualifying shares or foreign qualifying shares (each a "Wholly-Owned Subsidiary") may declare, pay and deliver dividends and distributions payable in cash, common stock or other assets to Borrower or any other Subsidiary of Borrower; and

         (c) so long as no Event of Default or Default has occurred and is continuing or would be caused thereby, Borrower or any Subsidiary of Borrower may purchase, redeem, retire or otherwise acquire for value its capital stock and may declare and pay dividends payable in cash on its capital stock.

         7.9 CHANGE IN BUSINESS. Subject to Section 7.6, Borrower will not and will not permit any division or Subsidiary to make, any material change in the nature or conduct of their respective businesses as carried on at the date hereof.

         7.10 ERISA. Borrower will not (a) permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in liability exceeding


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


$10,000,000, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in liability exceeding $10,000,000.

         7.11 CHARTER AND BYLAWS. Borrower will not and will not permit any Material Subsidiary to amend, modify or change in any manner, the Certificate of Incorporation or the Bylaws of Borrower or any such Subsidiary other than an amendment to the Certificate of Incorporation or Bylaws which would not materially impair the interests or the rights of the Banks under any Loan Document.

         7.12 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any direct or indirect holder of 5% or more of any class of equity Securities of Borrower or any Subsidiary, on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between Borrower and any Wholly-Owned Subsidiary or between any of its Wholly-Owned Subsidiaries including without limitation transactions of the type permitted by Section 7.13 or (b) reasonable and customary fees paid to members of the Boards of Directors, officers, employees or consultants of Borrower and its Subsidiaries for services rendered to Borrower or any such Subsidiary in the ordinary course of business, together with customary indemnities in connection therewith and in accordance with applicable law, (c) amounts payable under agreements with affiliates existing on the Closing Date (d) contributions to employee benefit plans of Borrower or its Subsidiaries, and (e) dividends and distributions permitted under Section 7.8).

         7.13 RECEIVABLES PROGRAM. Borrower may, and may permit its Subsidiaries to sell, without recourse, or with recourse not exceeding 5% of the Outstanding Receivables Advances (as defined below), accounts receivable arising in the ordinary course of business pursuant to an accounts receivable purchase facility (such facility being referred to herein as the "Receivables Program"); provided that the aggregate outstanding amount of cash advanced to Borrower and its Subsidiaries under the Receivables Program (the "Outstanding Receivables Advances") shall not at any time exceed $100,000,000.

         7.14 NON-GUARANTOR SUBSIDIARIES. Borrower will not permit its domestic Subsidiaries that are not party to the Material Subsidiary Guaranty to have Consolidated Total Assets in the aggregate which account for 20% or more of the Consolidated Total Assets of Borrower and its domestic Subsidiaries, as determined based upon the most recent financial statements delivered pursuant to
Section 6.1.

                                   SECTION 8
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

         8.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

         (a) Failure to Make Payments When Due. Borrower shall fail to pay any principal of any Loan when the same becomes due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; shall fail to pay when due any amount payable to the Issuing Bank in reimbursement of any drawing under any Letter of Credit; or shall fail to pay any interest on any Loan or any other fees or other Obligations due under this Agreement within three Business Days of the date due therefor; or

         (b) Breach of Warranty. Any representation or warranty made by Borrower herein (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) Breach of Certain Covenants.

             (i) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.4, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8,
         7.9, 7.10, 7.12, or 7.13; or

             (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.8, 6.9, 6.10, 7.7 or 7.11 if such failure shall remain unremedied for 10 days after the earlier of (A) the day on which a Responsible Officer of Borrower first obtains knowledge of such failure, or (B) the day on which written notice thereof shall have been given to Borrower by the Administrative Agent or any Bank; or

             (iii) Borrower or any of its Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of (A) the day on which a Responsible Officer of Borrower first obtains knowledge of such failure, or (B) the day on which written notice thereof shall have been given to Borrower by the Administrative Agent or any Bank; or

         (d) Default in Other Agreements. Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 (or its equivalent in any Approved Offshore Currency) in the aggregate (but excluding Debt arising under this Agreement) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (e) Debtor Relief Laws, Etc. Borrower or any of Material Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its property, or is unable or admits in writing its inability to pay its debts as


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                                       60
they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 30 days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 30 days; or

         (f) Judgments and Attachments. Any judgment or order for the payment of money in excess of $10,000,000 (or its equivalent in any Approved Offshore Currency) shall be rendered against Borrower or any of its Subsidiaries, such judgment or order shall remain unsatisfied for a period of at least 30 days and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. Any non-monetary judgment or order shall be rendered against Borrower or any or its Subsidiaries that is materially adverse to Borrower and its Subsidiaries taken as a whole, such judgment or order shall remain unsatisfied for a period of at least 30 days and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Guaranties. Any provision of the Material Subsidiary Guaranty after delivery thereof or otherwise shall for any reason cease to be valid and binding on any Material Subsidiary executing the Material Subsidiary Guaranty or such Material Subsidiary shall so state in writing; or

         (h) ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the $10,000,000; or (iii) Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

         (i) Change of Control. A Change of Control shall have occurred.

         8.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Laws, or in equity, or otherwise:


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                                       61

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(e):

             (1) the Commitments and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any Material Subsidiaries under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks, as required hereunder, may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitments and make further Extensions of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

             (2) the Issuing Bank may, with the approval of the Administrative Agent on behalf of the Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

             (3) the Requisite Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

         (b) Upon the occurrence of any Event of Default described in Section 8.1(e):

             (1) the Commitments and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any Material Subsidiary under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitments and make further Extensions of Credit, which determination shall apply equally to, and shall be binding upon, all the Banks;

             (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

             (3) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

         (c) Upon the occurrence of any Event of Default, the Banks and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to


                                                              (Credit Agreement)
notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any Material Subsidiary and such other rights and remedies as are provided by Laws or equity.

         (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to Attorney Costs incurred by the Administrative Agent or any Bank, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Laws or in equity.

                                   SECTION 9
                            THE ADMINISTRATIVE AGENT

         9.1 APPOINTMENT AND AUTHORIZATION; "ADMINISTRATIVE AGENT".

         (a) Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.


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                                       63

         (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 9, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any


                                                              (Credit Agreement)
other Loan Document in accordance with a request or consent of the Requisite Banks or all Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Banks in accordance with
Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

         9.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the


                                                              (Credit Agreement)

Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Administrative Agent for the Banks which successor agent shall be approved by Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.3 and 10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank


                                                              (Credit Agreement)
of America may not be removed as the Administrative Agent at the request of the Requisite Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

         9.10 SYNDICATION AGENT, DOCUMENTATION AGENT, ETC.. The parties hereto hereby acknowledge and agree that in connection with the syndication of the Commitments and Loans, certain Banks hereunder have been or may be designated as a "Co-Agent" or as the "Syndication Agent" or the "Documentation Agent." None of the Banks so designated as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so designated as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so designated in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Laws or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Section 9 are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

         10.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower and, in the case of any amendment, modification or supplement to
Section 9, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all Banks affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

         (a) To reduce the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any facility fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any facility fee;

                                                              (Credit Agreement)

         (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan or any installment of any facility fee, or to extend the term of the Commitments or increase the Commitments, or to release any Material Subsidiary from the Material Subsidiary Guaranty;

         (c) To amend the provisions of the definition of "Requisite Banks", Sections 4 or 9 or this Section; or

         (d) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

         10.3 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower shall pay within five Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents (subject to any limitations set forth in a letter agreement between Borrower and the Arrangers entered into prior to the Closing Date) and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Banks in connection with the reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and Attorney Costs incurred by the Administrative Agent or any Bank, and independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include the administrative costs of the Administrative Agent reasonably attributable to the administration of this Agreement and the other Loan Documents. Borrower shall pay any and all Applicable Taxes and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations.

         10.4 NATURE OF BANKS' OBLIGATIONS. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Loan pursuant hereto is several and

                                                              (Credit Agreement)
not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Banks of their obligations to make initial Loans. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

         10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of Borrower or any Material Subsidiary will survive the making of the Loans hereunder and the execution and delivery of any Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

         10.6 NOTICES. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for therein shall be given by Requisite Notice and shall be effective as follows:


                                  Effective on earlier of
     Mode of Delivery             actual receipt and:
     ------------------           --------------------------------------
     Courier                      On scheduled delivery date
     Facsimile                    When transmission complete
     Mail                         Fourth Business Day after deposit in U.S.
                                  mail
     Personal delivery            When received
     Telephone                    When answered

provided, however, that notice to the Administrative Agent pursuant to Section 2 or 9 shall not be effective until actually received by the Administrative Agent. The Administrative Agent and any Bank shall be entitled to rely and act on any notice purportedly given by or on behalf of Borrower even if such notice (a) was not made in a manner specified herein, (b) was incomplete, (c) was not preceded or followed by any other notice specified herein, or (d) the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. Borrower shall indemnify the Administrative Agent and any Bank from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

         10.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                                                              (Credit Agreement)

         10.8 BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Loans with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Loans must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement (other than any right to make Loans owing to it), (ii), if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by Borrower at all times other than during the existence of an Event of Default and the Administrative Agent (which approval of Borrower shall not be unreasonably withheld or delayed), (iii) a copy of a Notice of Assignment and Acceptance shall be delivered to the Administrative Agent, (iv) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and
(v) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Administrative Agent of such Notice Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Bank to Borrower of any Note) to such assignee Bank, one or more Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

         (c) By executing and delivering a Notice of Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements

                                                              (Credit Agreement)
delivered pursuant to Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (d) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 10.6 giving effect thereto.

         (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation) and Section 10.9 (subject to Section 10.10), (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Tranche A Maturity Date or Tranche B Maturity Date, as applicable, as to such participant or any other date upon which any payment of money is due to such participant,
(B) reduce the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, (C) reduce the amount of any installment of principal owing to such participant or (D) release any guarantor.

         10.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, the Administrative Agent or any Bank may exercise its rights under Division 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any property of Borrower in its possession against the Obligations.

         10.10 SHARING OF SETOFFS. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased,


                                                              (Credit Agreement)
from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

         10.11 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and each Bank and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for Bank Taxes) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) above; and (c) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action (all of the foregoing collectively the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

         10.12 NONLIABILITY OF THE BANKS. Borrower acknowledges and agrees that:

         (a) Any inspections of any property of Borrower made by or through the Administrative Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Loan Documents, neither the


                                                              (Credit Agreement)

Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks;

         (c) The relationship between Borrower and the Administrative Agent and the Banks is, and shall at all times remain, solely that of Borrower and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters is solely for the protection of the Administrative Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

         (d) The Administrative Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Banks harmless from any such loss, damage, liability or claim.

         10.13 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 10.8 and 10.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.14 CONFIDENTIALITY. Each Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to a Bank's Affiliates; (b) to other Banks and their Affiliates; (c) to legal counsel and accountants for Borrower or any Bank; (d) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (e) to regulatory officials having jurisdiction over that Bank; (f) as required by Laws or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Loans, provided that the recipient has agreed to treat such information confidentially on a basis similar to the foregoing. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
(i) information previously filed with any Governmental Authority and available to the public, (ii) information


                                                              (Credit Agreement)
previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Banks to Borrower.

         10.15 FURTHER ASSURANCES. Borrower and its Subsidiaries shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         10.16 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.17 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         10.18 GOVERNING LAW. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

         10.19 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.20 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.


                                                              (Credit Agreement)

         10.21 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         10.22 FOREIGN BANKS AND PARTICIPANTS. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and
(b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fail to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.23 REMOVAL OF A BANK. Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove a Bank as a party to this Agreement, such Bank shall, upon notice from Borrower, execute and deliver a Notice of Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitments in favor of an Eligible Assignee acceptable to the Administrative Agent as Borrower may designate, subject to (a) payment in full by such Eligible Assignee of all principal, interest and fees owing to such Bank through the date of assignment and (b) delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Loans then outstanding. Alternatively, Borrower may reduce the Commitments (and, for this purpose, the Minimum Amounts for Commitment reductions shall not apply) by an amount equal to that Bank's Pro Rata Share of the Commitments, pay and provide to such Bank the amounts, assurances and indemnities described in (a) and (b) above and release such Bank from its Pro Rata Share of the Commitments.


                                                              (Credit Agreement)

         10.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.25 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 10.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 10.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

         10.26 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Documents in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Bank in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Bank to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Bank in such currency, the Administrative Agent agrees to return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).


                                                              (Credit Agreement)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  FLOWSERVE CORPORATION,
                                  a New York corporation


                                  By: /s/ Renee J. Hornbaker
                                      ---------------------------------------
                                      Renee J. Hornbaker
                                      Vice President and Chief Financial Officer


                                                              (Credit Agreement)

                                  BANK OF AMERICA, N.A., as Administrative
                                  Agent


                                  By: /s/ Gina Meador
                                      ---------------------------------------
                                      Gina Meador
                                      Vice President


                                                              (Credit Agreement)

                                  BANK OF AMERICA, N.A., as
                                  Issuing Bank and a Bank


                                  By: /s/ Therese A. Fontaine
                                      ---------------------------------------
                                      Therese A. Fontaine
                                      Principal

                                                              (Credit Agreement)

                                  BANK ONE, TEXAS, NA,
                                  as Syndication Agent and as a Bank


                                  By: /s/ Gina A. Norris
                                      ---------------------------------------
                                      Gina A. Norris
                                  Title:  Managing Director




                                                              (Credit Agreement)

                                  ABN AMRO BANK N.V.
                                  as Documentation Agent and as a Bank


                                  By: /s/ Diego Puiggari
                                      ---------------------------------------
                                      Diego Puiggari
                                      Group Vice President


                                  By: /s/ C. David Allman
                                      ---------------------------------------
                                      C. David Allman
                                      Assistant Vice President



                                                              (Credit Agreement)

                                  NATIONAL CITY BANK, as a Bank


                                  By: /s/ Jeffrey L. Hawthorne
                                      ---------------------------------------
                                      Jeffrey L. Hawthorne
                                      Senior Vice President




                                                              (Credit Agreement)

                                  THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED, New York Branch, as a Bank


                                  By: /s/ Michael N. Oakes
                                      ---------------------------------------
                                      Michael N. Oakes
                                      Senior Vice President, HOUSTON OFFICE





                                                              (Credit Agreement)

                                  THE BANK OF TOKYO-MITSUBISHI, LTD., as a Bank


                                  By: /s/ DOUGLAS M. BARNELL
                                      ---------------------------------------
                                      Douglas M. Barnell
                                      Vice President

                                  By: /s/ JOHN M. MEARNS
                                      ---------------------------------------
                                      John M. Mearns
                                      Vice President




                                                              (Credit Agreement)

                                  BANCA COMMERCIALE ITALIANA, LOS
                                  ANGELES FOREIGN BRANCH, as a Bank


                                  By:    /s/ C. DOUGHERTY
                                     ----------------------------------------
                                  Title:  C. Dougherty, VP
                                        -------------------------------------


                                  By:    /s/ T. GALLONETTO
                                     ----------------------------------------
                                  Title:  T. Gallonetto, AVP
                                        -------------------------------------



                                                              (Credit Agreement)

                                  HSBC BANK USA,
                                  as a Bank


                                  By:     /s/ ROBERT CORDER
                                     ----------------------------------------
                                          Robert Corder, #9428
                                  Title:  Relationship Manager
                                        -------------------------------------


                                                              (Credit Agreement)

                                  BANK HAPOALIM B.M.,  as a Bank


                                  By:    /s/ [ILLEGIBLE]
                                     ----------------------------------------
                                  Title: Senior Vice President
                                        -------------------------------------

                                  By:    /s/ SHAUN BRIEDBART
                                     ----------------------------------------
                                  Title: Vice President
                                        -------------------------------------


                                                              (Credit Agreement)

                                  BANQUE NATIONALE DE PARIS, HOUSTON
                                  AGENCY, as a Bank


                                  By:     /s/ HENRY F. SETINA
                                     ----------------------------------------
                                          Henry F. Setina

                                  Title:  Vice President
                                        -------------------------------------



                                                              (Credit Agreement)

                                  DG BANK DEUTSCHE
                                  GENOSSENSCHAFTSBANK AG, as a Bank


                                  By:     /s/ CRAIG ANDERSON
                                     ----------------------------------------
                                          Craig Anderson

                                  Title:  Assistant Vice President
                                        -------------------------------------

                                  By:     /s/ RICHARD W. WILBERT
                                     ----------------------------------------
                                          Richard W. Wilbert

                                  Title:  Vice President
                                        -------------------------------------


                                                              (Credit Agreement)

                                    EXHIBIT A

                         REQUEST FOR EXTENSION OF CREDIT


Date:    ____________, _____



To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V. , as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned hereby requests (select one):

         [ ]      A Borrowing of Loans

         [ ]      Conversion or Continuation of Loans

         1.       On ____________, _____

         2.       In the amount of [$]_______________.

         3.       In _______________.
                        [currency]

         4.       Comprised of _________________________.
                               [type of Loan requested]

         5.       If applicable: with an Interest Period of _____ months/days.

         The foregoing request complies with the requirements of Section 2.2 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

         (a) the representations and warranties of Borrower contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on and as of the above date (except (i) to the extent that such representations and warranties expressly relate solely to an earlier date and then shall be correct as of such date and (ii) that the representation and warranty set forth in Section 5.3 of the Credit Agreement as to lack of material adverse change is made since the date of the then most recent financial statement delivered pursuant to

Section 6.1(b) of the Credit Agreement), before and after giving effect to this Borrowing and to the application of the proceeds therefrom, as though made on and as of this date; and

         (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.

                                      FLOWSERVE CORPORATION,
                                      a New York corporation


                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


                                      Financial Statement Date: __________, ____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Borrower, and that:

         1. Attached as Schedule 1 hereto are either (a) the financial statements required under Section 6.1(a) of the Credit Agreement as of the above date, which financial statements fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment; or (b) the financial statements required under
Section 6.1(b) of the Credit Agreement as of the above date, certified by Ernst & Young LLP or other nationally recognized independent public accountants acceptable to the Requisite Banks, which certification is unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and states that such consolidated financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

         2. The undersigned has reviewed the terms of this Credit Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such attached financial statements.

         [Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as at the date hereof, of any condition or event that constitutes an Event of Default or Default.]

         [The undersigned is aware of the following Event of Default or Default which exists or existed during such accounting period. Attached hereto is a description of the nature and period


                                       B-1                    (Credit Agreement)
of existence thereof and what action Borrower has taken, is taking and proposes to take the respect thereto.]

         3. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _______.

                                        FLOWSERVE CORPORATION,
                                        a New York corporation


                                        By:
                                            -----------------------------------

                                        Name:
                                              ---------------------------------

                                        Title:
                                               --------------------------------


                                       B-2                    (Credit Agreement)

                                   SCHEDULE 1
                     Financial Statements - Attached hereto



                                       B-3                    (Credit Agreement)

                                                               Date: __________,
                                                     For the Fiscal Quarter/Year
                                                               ended __________,

                                   SCHEDULE 2
                            to Compliance Certificate
                                  ($ in 000's)


I.       SECTION 7.1 - DEBT.

         A.       Aggregate outstanding purchase money Debt:                    $____________

         B.       15% of Consolidated Net Worth:                                $____________

                  Maximum Permitted:  Line I.A. not to exceed Line I.B

         C.       Aggregate outstanding Subsidiary Debt:                        $____________

                  Maximum Permitted:  Line I.C. not to exceed Line I.B

II.      SECTION 7.2(o) - LIENS.

         A.       Other Liens:                                                  $____________

                  Maximum Permitted: securing obligations not exceeding           $10,000,000

III.     SECTION 7.4 - INVESTMENTS AND ACQUISITIONS.

         A.       Additional Joint Ventures:                                    $____________

                  Maximum Permitted:  Line III.A. not to exceed
                  Line I.B

         B.       Additional investments:                                       $____________

                  Maximum Permitted:                                              $10,000,000

IV.      SECTION 7.5 - CONTINGENT OBLIGATIONS.

         A.       Guaranties of outstanding Subsidiary Debt:                    $____________

         Maximum Permitted: Line IV.A. not to exceed Line I.B

         B.       Section 7.5(j) contingent obligations                         $____________

                  Maximum Permitted:                                              $30,000,000

         C.       Section 7.5(k) contingent obligations                         $____________

                  Maximum Permitted:                                              $50,000,000

         D.       Aggregate amount of outstanding Subsidiary Debt:              $____________

         Maximum Permitted: 15% of Consolidated Net Worth

V.       SECTION 7.6(g) - FUNDAMENTAL CHANGES.

         A.       15% Test:


                                       B-4                    (Credit Agreement)

                  1.       Book value of Dispositions during period of
                           four consecutive Fiscal Quarters ending 12
                           months ago("Prior Subject Period"):                   $____________

                  2.       15% of Consolidated Total Assets as of last day
                           of Prior Subject Period (adding back all
                           dispositions to such date):                           $____________

         B.       30% Test:

                  1.       Book value of Dispositions since Closing Date to
                           date hereof:                                          $____________

                  2.       30% of Consolidated Total Assets as of date
                           hereof (adding back all dispositions):                $____________

                           Maximum Permitted: Line V.B.1 not to exceed
                           Line V.B.2)

         C.       Reinvestment/Prepayment Test:

                  1.       Net Proceeds from Dispositions noted in
                           Lines V.A.1:                                          $____________

                  2        Excess Net Proceeds (Net Proceeds in excess of
                           15% of Consolidated Total Assets (Line C.1 less
                           Line A.2, greater than 0):                            $____________

                  3.       Excess Net Proceeds (Line C.2) reinvested in
                           the business within four consecutive Fiscal
                           Quarters ending on above date ("Subject
                           Period"):                                             $____________

                  4.       Excess Net Proceeds applied to prepay
                           outstanding Debt other than Subordinated Debt
                           during Subject Period:                                $____________

                           Minimum Required: Lines C.3 + C.4 to equal or exceed Line C.2


VI.      SECTION 7.7(a) - LEVERAGE RATIO.

         A.       Consolidated Adjusted EBITDA for four consecutive
                  Fiscal Quarters ending on above date ("Subject
                  Period"):

                  1.       Consolidated net income for Subject Period:           $____________

                  2.       Interest expense for Subject Period:                  $____________

                  3.       Depreciation expense for Subject Period:              $____________

                  4.       Amortization expense of goodwill, other
                           intangibles and financing costs:                      $____________

                  5.       Extraordinary losses:                                 $____________

                  6.       Income tax expense:                                   $____________


                                       B-5                    (Credit Agreement)

                  7.       Extraordinary gains on asset sales:                   $____________

                  8.       Noncash extraordinary income:                         $____________

                  9.       EBITDA of acquired Persons (if at least
                           $5,000,000 on an annualized basis for each such
                           Person):                                              $____________



                  10.      Consolidated Adjusted EBITDA (Lines l + 2 +
                           3 + 4 + 5 + 6 - 7 - 8 + 9):                           $____________

                  11.      One time charge, if any, per definition of
                           "Leverage Ratio":                                     $____________

                  12.      Consolidated Adjusted EBITDA plus one time
                           charge: (Lines A.10 + A.11):                          $____________



         B.       Consolidated Funded Debt:

                  1.       Indebtedness for borrowed money:                      $____________

                  2.       Bonds (other than performance bonds)
                           debentures, notes or similar instruments:             $____________

                  3.       Deferred purchase price of property or
                           services (other than trade payables not more
                           than 60 days past due or being contested and
                           other payments made in respect of employment
                           contracts per definition of "Debt"):                  $____________

                  4.       Capital Lease Obligations:                            $____________

                  5.       Drawn but unreimbursed letters of credit and
                           surety bonds:                                         $____________

                  6.       Liability assumed or net cash proceeds with
                           respect to a Receivables Program:                     $____________

                  7.       Consolidated Funded Debt (Lines l + 2 + 3 +
                           4 + 5 + 6):                                           $____________

                  8.       Financial Letters of Credit in the aggregate
                           (in excess of $25,000,000):                           $____________

                  9.       Consolidated Adjusted Funded Debt including
                           Financial Letters of Credit (Line B.7 +
                           B.8):                                                 $____________



         C.       Leverage Ratio (Line B.9 divided by Line A.12):                    ____ to 1

                  Maximum permitted (during period ending March 31,
                  2001):                                                             4.00 to 1

                  Maximum permitted (thereafter):                                    3.50 to 1


                                       B-6                    (Credit Agreement)

VII.     SECTION 7.7(b) - INTEREST COVERAGE RATIO


         A.       Consolidated Adjusted EBITDA for four consecutive
                  Fiscal Quarters ending on above date ("Subject
                  Period")(Line VI.A.10):                                        $____________


         B.       Consolidated Interest Charges:


                  1.       Consolidated interest, premium payments,
                           fees, charges and related expenses in for
                           borrowed money (including capitalized
                           interest) and deferred purchase price of
                           assets:                                               $____________

                  2.       Portion of consolidated rent payable under
                           capital leases that is treated as interest:           $____________

                  3.       Consolidated Interest Charges (Lines 1 + 2):          $____________


         C.       Interest Coverage Ratio (Line A divided by Line B.3):              ____ to 1

                  Minimum required ratio (during period                             3.5 to 1.0
                  ending March 31, 2001):

                  Minimum required ratio (thereafter):                              4.0 to 1.0


VIII.    SECTION 7.7(c) - MAXIMUM SENIOR LEVERAGE RATIO.

         A.       Consolidated Adjusted EBITDA plus one time charge
                  (Line VI.A.12):                                                $____________


         B.       1.       Consolidated Adjusted Funded Debt including
                           Financial Letters of Credit (Line VI.B.9):            $____________

                  2.       Outstanding principal amount of Subordinated
                           Debt:                                                 $____________

                  3.       Total: (Lines B.1 - B.2):                             $____________


         C.       Maximum Senior Leverage Ratio (Line B.3 divided by Line A):        ____ to 1


                                       B-7                    (Credit Agreement)

                  Maximum permitted (during period ending March 31,
                  2001):                                                           2.50 to 1.0

                  Maximum permitted (thereafter):                                   2.0 to 1.0


                                       B-8                    (Credit Agreement)

                                   EXHIBIT C-1

                           FORM OF TRANCHE A LOAN NOTE

$_______________                                                         [Date]


                  FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Bank"), on the Tranche A Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $____________, or such lesser principal amount of Tranche A Loans (as defined in the Credit Agreement referred to below) payable by Borrower to the Bank on such Tranche A Maturity Date under that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

                  Borrower promises to pay interest on the unpaid principal amount of each Tranche A Loan from the date of such Tranche A Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

                  All payments of principal and interest with respect to any Tranche A Loan shall be made to the Administrative Agent for the account of the Bank in the currency of such Tranche A Loan in immediately available funds at Administrative Agent's Payment office.

                  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

                  This Tranche A Loan Note is one of the "Tranche A Loan Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events.

                  Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche A Loan Note.

                  Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by the Bank in connection with the collection or enforcement of this Tranche A Loan Note.


                                     C-1 - 1                  (Credit Agreement)

                  THIS TRANCHE A LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                             FLOWSERVE CORPORATION,
                                             a New York corporation


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------



                                     C-1 - 2                  (Credit Agreement)

                                   EXHIBIT C-2

                           FORM OF TRANCHE B LOAN NOTE

$_______________                                                         [Date]


                  FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Bank"), on the Tranche B Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $____________, or such lesser principal amount of Tranche B Loans (as defined in the Credit Agreement referred to below) payable by Borrower to the Bank on such Tranche B Maturity Date under that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

                  Borrower promises to pay interest on the unpaid principal amount of each Tranche B Loan from the date of such Tranche B Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

                  All payments of principal and interest with respect to any Tranche B Loan shall be made to the Administrative Agent for the account of the Bank in the currency of such Tranche B Loan in immediately available funds at Administrative Agent's Payment office.

                  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

                  This Tranche B Loan Note is one of the "Tranche B Loan Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events.

                  Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B Loan Note.

                  Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by the Bank in connection with the collection or enforcement of this Tranche B Loan Note.


                                     C-2 - 1                  (Credit Agreement)

                  THIS TRANCHE B LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                             FLOWSERVE CORPORATION,
                                             a New York corporation


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------



                                     C-2 - 2                  (Credit Agreement)

                                   EXHIBIT C-3

                             FORM OF SWING LINE NOTE

$_______________                                                          [Date]


                  FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Bank"), on the Tranche A Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $____________, or such lesser principal amount of Swing Line Loans (as defined in the Credit Agreement referred to below) payable by Borrower to the Bank on such Tranche A Maturity Date under that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

                  Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

                  All payments of principal and interest with respect to any Swing Line Loan shall be made to the Administrative Agent for the account of the Bank in the currency of such Swing Line Loan in immediately available funds at Administrative Agent's Payment office.

                  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

                  This Swing Line Note is the "Swing Line Note" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events.

                  Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

                  Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by the Bank in connection with the collection or enforcement of this Swing Line Note.


                                     C-3 - 1                  (Credit Agreement)

                  THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                             FLOWSERVE CORPORATION,

                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------


                                     C-3 - 2                  (Credit Agreement)

                                    EXHIBIT D

                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


--------------, ----



To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

                  1. We hereby give you notice of, and request your consent to, the assignment by _____________________ (the "Assignor") to _____________________ (the "Assignee") of _________% of the right, title and interest of the Assignor in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor and outstanding Letter of Credit Usage. Before giving effect to such assignment:

                  (a) the aggregate amount of the Assignor's Commitment is $______________;

                  (b) the aggregate principal amount of its outstanding Loans is $___________; and

                  (c) the aggregate face amount of Letter of Credit Usage is $________________.

                  The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.8 of the Credit Agreement in connection with this assignment.

                  3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _________________, _____the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Loan Documents.


                                       D-1                    (Credit Agreement)

         4. The following administrative details apply to the Assignee:


                  (a)      Offshore Lending Office:

                           Assignee name:
                                         ---------------------------------
                           Address:
                                   ---------------------------------------

                           -----------------------------------------------
                           Attention:
                                     -------------------------------------
                           Telephone:  (   )
                                        --- ------------------------------
                           Telecopier: (   )
                                        --- ------------------------------

                  (b)      Domestic Lending Office:

                           Assignee name:
                                         ---------------------------------
                           Address:
                                   ---------------------------------------

                           -----------------------------------------------
                           Attention:
                                     -------------------------------------
                           Telephone:  (   )
                                        --- ------------------------------
                           Telecopier: (   )
                                        --- ------------------------------

                  (c)      Notice Address:

                           Assignee name:
                                         ---------------------------------
                           Address:
                                   ---------------------------------------

                           -----------------------------------------------
                           Attention:
                                     -------------------------------------
                           Telephone:  (   )
                                        --- ------------------------------
                           Telecopier: (   )
                                        --- ------------------------------

                  (d)      Payment Instructions: Account No.:

                           Account No.
                                      ------------------------------------
                           Attention:
                                     -------------------------------------
                           Reference:
                                     -------------------------------------


                                       D-2                    (Credit Agreement)

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                        Very truly yours,

                                        [NAME OF ASSIGNOR]
                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



                                        [NAME OF ASSIGNEE]
                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



We hereby consent to the foregoing assignment.

FLOWSERVE CORPORATION

By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


BANK OF AMERICA, N.A.,
  AS ADMINISTRATIVE AGENT


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


                                       D-3                    (Credit Agreement)

                                    EXHIBIT E

                          MATERIAL SUBSIDIARY GUARANTY


         This Material Subsidiary Guaranty is entered into as of [        ] by
[     ], a [      ] corporation (collectively, "Subsidiary Guarantors"), jointly and severally, in favor of and for the benefit of Bank of America, N.A., as Administrative Agent for and representative of (in such capacity herein called "Administrative Agent") itself, the Banks and the Issuing Bank (as each such term is defined in the Credit Agreement referenced below).


                                    RECITALS

         A. Flowserve Corporation, a New York corporation (the "Borrower") is entering into that certain Credit Agreement dated as of October 7, 1999 entered into by and among Borrower, the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         B. A portion of the proceeds of the Loans may be loaned to the Subsidiary Guarantors and Letters of Credit may be issued for the benefit of the Subsidiary Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of the Subsidiary Guarantors (which benefits are hereby acknowledged).

         C. It is a condition precedent to the making of the Loans and issuance of Letters of Credit that Borrower's obligations under the Credit Agreement be guaranteed by the Subsidiary Guarantors.

         D. Subsidiary Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Banks, the Issuing Bank and Administrative Agent to make the Loans and issue Letters of Credit, the Subsidiary Guarantors hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Certain Defined Terms. As used in this Subsidiary Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

         "Guarantied Obligations" has the meaning assigned to that term in
Section 2.1.

         "Payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Banks and Administrative Agent as required under the Loan Documents.


                                       E-1                    (Credit Agreement)

         "Subsidiary Guaranty" means this Subsidiary Guaranty.

         1.2 Interpretation.

         (a) References to "Sections" shall be to Sections of this Subsidiary Guaranty unless otherwise specifically provided. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles.

         (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Subsidiary Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Subsidiary Guaranty shall prevail.

                             SECTION 2. THE GUARANTY

         2.1 Guaranty of the Guarantied Obligations. Subsidiary Guarantors hereby irrevocably and unconditionally guaranty, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

         (a) any and all Obligations of Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Borrower or from time to time renew them after they have been satisfied; and

         (b) those expenses set forth in Section 2.9 hereof.

         2.2 Limitation on Amount Guarantied; Contribution by Subsidiary Guarantors.

         (a) Anything contained in this Subsidiary Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of the Subsidiary Guarantors under this Subsidiary Guaranty, such obligations of the Subsidiary Guarantors hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render their obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Subsidiary Guarantors, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Subsidiary Guarantors (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Subsidiary Guarantors hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.2(a), pursuant to which the liability of the Subsidiary Guarantors hereunder is included in the


                                       E-2                    (Credit Agreement)
liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Subsidiary Guarantors pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under a Related Guaranty (as hereinafter defined) as contemplated by Section 2.2(b)).

         (b) Subsidiary Guarantors under this Subsidiary Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this Section 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Subsidiary Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by the Subsidiary Guarantors under this Subsidiary Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Subsidiary Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Subsidiary Guaranty and the Related Guaranties, determined as of such date in accordance with Section 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Subsidiary Guaranty and the Related Guaranties (including, without limitation, in respect of this Section 2.2(b) or any similar provision contained in a Related Guaranty) minus
(ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set


                                       E-3                    (Credit Agreement)
forth in this Section 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this Section 2.2(b).

         2.3 Liability of Subsidiary Guarantors. Subsidiary Guarantors agree that their obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit. In furtherance of the foregoing and without limiting the generality thereof, the Subsidiary Guarantors agree as follows:

         (a) This Subsidiary Guaranty is a guaranty of payment when due and not of collectibility.

         (b) Administrative Agent may enforce this Subsidiary Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Banks and Borrower with respect to the existence of such Event of Default.

         (c) The obligations of the Subsidiary Guarantors hereunder are independent of the obligations of Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Subsidiary Guarantors whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions.

         (d) Subsidiary Guarantors payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Subsidiary Guarantors' liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce the Subsidiary Guarantors covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Subsidiary Guarantors from their covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

         (e) Administrative Agent or any Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Subsidiary Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Subsidiary Guarantors' liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Subsidiary Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied



                                       E-4                    (Credit Agreement)

Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Administrative Agent or any Bank in respect of this Subsidiary Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Administrative Agent or Banks, or any of them, may have against any such security, as Administrative Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantors against Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

         (f) This Subsidiary Guaranty and the obligations of the Subsidiary Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit), including without limitation the occurrence of any of the following, whether or not the Subsidiary Guarantors shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Administrative Agent or Banks, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Bank's or Administrative Agent's consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against Administrative Agent or any Bank in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which


                                       E-5                    (Credit Agreement)
may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors as an obligor in respect of the Guarantied Obligations.

         2.4 Waivers by Subsidiary Guarantors. Subsidiary Guarantors hereby waive, for the benefit of Banks and Administrative Agent:

         (a) any right to require Administrative Agent or Banks, as a condition of payment or performance by the Subsidiary Guarantors, to (i) proceed against Borrower, any other guarantor of the Guarantied Obligations or any other Person,
(ii) proceed against or exhaust any security held from Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Administrative Agent or any Bank in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Administrative Agent or any Bank whatsoever;

         (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit;

         (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (d) any defense based upon Administrative Agent's or any Bank's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

         (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Subsidiary Guaranty and any legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder, (ii) the benefit of any statute of limitations affecting the Subsidiary Guarantors' liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Administrative Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto;

         (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Subsidiary Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 2.3 and any right to consent to any thereof; and

         (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Subsidiary Guaranty.


                                       E-6                    (Credit Agreement)

         2.5 Payment by Subsidiary Guarantors; Application of Payments. Subsidiary Guarantors hereby agree, in furtherance of the foregoing and not in limitation of any other right which Administrative Agent or any other Person may have at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), the Subsidiary Guarantors will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Banks, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Administrative Agent and/or Banks as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent:

         First, to the payment of the costs and expenses of any collection or other realization under this Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and Loans made or incurred by Administrative Agent in connection therewith;

         Second, to the payment of all other Guarantied Obligations; and

         Third, after payment in full of all Guarantied Obligations, to the payment to the Subsidiary Guarantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         2.6 Subrogation. Until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized pursuant to the terms of the Credit Agreement, the Subsidiary Guarantors shall withhold exercise of (a) any right of subrogation, (b) any right of contribution the Subsidiary Guarantors may have against any other guarantor of the Guarantied Obligations, (c) any right to enforce any remedy which Administrative Agent or any Bank now has or may hereafter have against Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent or any Bank. Subsidiary Guarantors further agree that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Subsidiary Guarantors may have against Borrower or against any collateral or security, and any rights of contribution the Subsidiary Guarantors may have against any other guarantor, shall be junior and subordinate to any rights Administrative Agent or Banks may have against Borrower, to all right, title and interest Administrative Agent or Banks may have in any such collateral or security, and to any right Administrative Agent or Banks may have against such other guarantor. Administrative Agent, on behalf of Banks, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Subsidiary Guarantors may have, and upon any such disposition or sale any rights of subrogation


                                       E-7                    (Credit Agreement)
the Subsidiary Guarantors may have shall terminate. If any amount shall be paid to the Subsidiary Guarantors on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Banks and shall forthwith be paid over to Administrative Agent for the benefit of Banks to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable security agreement.

         2.7 Subordination of Other Obligations. Any indebtedness of Borrower now or hereafter held by the Subsidiary Guarantors is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to the Subsidiary Guarantors collected or received by the Subsidiary Guarantors after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Banks and shall forthwith be paid over to Administrative Agent for the benefit of Banks to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Subsidiary Guarantors under any other provision of this Subsidiary Guaranty.

         2.8 Real Property Security. Subsidiary Guarantors agree that, if all or a portion of the Guarantied Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, Administrative Agent or its designee, in its sole discretion, without notice or demand and without affecting the liability of the Subsidiary Guarantors under this Subsidiary Guaranty, may foreclose, pursuant to the terms of the Loan Documents or otherwise, on such deed of trust or mortgage and the interests in real property secured thereby by nonjudicial or other sale. The Subsidiary Guarantors understand that the exercise by Banks or Administrative Agent, or any of them, of certain rights and remedies contained in the Credit Agreement and such deed of trust or mortgage may affect or eliminate Subsidiary Guarantors' right of subrogation against Borrower and that the Subsidiary Guarantors may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, the Subsidiary Guarantors hereby authorize and empower Administrative Agent and any Bank to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Subsidiary Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of such deed of trust or mortgage with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Subsidiary Guarantors shall remain bound under this Subsidiary Guaranty, including its obligation to pay any deficiency after a nonjudicial foreclosure.

         2.9 Expenses. Subsidiary Guarantors agree to pay, or cause to be paid, and to save Administrative Agent and Banks harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and the allocated cost of inhouse counsel for the Administrative Agent) incurred or expended by Administrative Agent or any Bank in connection with the enforcement of or preservation of any rights under this Subsidiary Guaranty.

         2.10 Continuing Guaranty; Termination of Subsidiary Guaranty. This Subsidiary Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and


                                       E-8                    (Credit Agreement)
all Letters of Credit shall have expired or been cancelled or cash collateralized pursuant to the terms of the Credit Agreement. Anything contained in this Subsidiary Guaranty to the contrary notwithstanding, this Subsidiary Guaranty shall not apply to Guarantied Obligations created after actual receipt by Administrative Agent of written notice (delivered in accordance with Section 5.2) from the Subsidiary Guarantors of its revocation as to future transactions; provided, however, that any such revocation shall not affect the Subsidiary Guarantors' liability for any Guarantied Obligations outstanding at the time of receipt of such notice or any extension or renewal of such Guarantied Obligations.

         2.11 Authority of the Subsidiary Guarantors or Borrower. It is not necessary for Banks or Administrative Agent to inquire into the capacity or powers of the Subsidiary Guarantors or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         2.12 Financial Condition of Borrower. Any Loans may be granted to Borrower or continued from time to time without notice to or authorization from the Subsidiary Guarantors regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Banks and Administrative Agent shall have no obligation to disclose or discuss with the Subsidiary Guarantors their assessment, or the Subsidiary Guarantors' assessments, of the financial condition of Borrower. Subsidiary Guarantors have adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Agreement, and the Subsidiary Guarantors assume the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Subsidiary Guarantors hereby waive and relinquish any duty on the part of Administrative Agent or any Bank to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Administrative Agent or any Bank.

         2.13 Rights Cumulative. The rights, powers and remedies given to Banks and Administrative Agent by this Subsidiary Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Banks and Administrative Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Subsidiary Guarantors and Banks and/or Administrative Agent or between Borrower and Banks and/or Administrative Agent. Any forbearance or failure to exercise, and any delay by any Bank or Administrative Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.14 Bankruptcy; Post-Petition Interest; Reinstatement of Subsidiary Guaranty.

         (a) The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.


                                       E-9                    (Credit Agreement)

         (b) Subsidiary Guarantors acknowledge and agree that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Subsidiary Guarantors and Administrative Agent that the Guarantied Obligations which are guarantied by the Subsidiary Guarantors pursuant to this Subsidiary Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guarantied Obligations. Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrower, the obligations of the Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Subsidiary Guaranty.

         2.15 Set Off. In addition to any other rights any Bank or Administrative Agent may have under law or in equity, if any amount shall at any time be due and owing by the Subsidiary Guarantors to any Bank or Administrative Agent under this Subsidiary Guaranty, such Bank or Administrative Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Bank or Administrative Agent owing to the Subsidiary Guarantors and any other property of the Subsidiary Guarantors held by any Bank or Administrative Agent to or for the credit or the account of the Subsidiary Guarantors against and on account of the Guarantied Obligations and liabilities of the Subsidiary Guarantors to any Bank or Administrative Agent under this Subsidiary Guaranty.

         2.16 Discharge of Subsidiary Guaranty Upon Sale of the Subsidiary Guarantors. If all of the stock of the Subsidiary Guarantors or any of their successors in interest under this Subsidiary Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Banks, the Subsidiary Guaranty of the Subsidiary Guarantors or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Administrative Agent or any Bank or any other Person effective as of the time of such asset sale. Notwithstanding the foregoing, so long as the Subsidiary Guarantors or their successor shall remain a Subsidiary of the Borrower and any Guarantied Obligations remain outstanding, such the Subsidiary Guarantors or successor shall enter into a new Subsidiary Guaranty with the Administrative Agent for the benefit of the Banks.


                                      E-10                    (Credit Agreement)

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce Banks and Administrative Agent to accept this Subsidiary Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, the Subsidiary Guarantors hereby represent and warrant to Banks that the following statements are true and correct:

         3.1 Corporate Existence. Each of the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of each respective Subsidiary Guarantor.

         3.2 Corporate Power; Authorization; Enforceable Obligations. Each of the Subsidiary Guarantors has the corporate power, authority and legal right to execute, deliver and perform this Subsidiary Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Subsidiary Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Subsidiary Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of each of the Subsidiary Guarantors (other than those which have been obtained), and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by each of the Subsidiary Guarantors in connection with this Subsidiary Guaranty or the execution, delivery, performance, validity or enforceability of this Subsidiary Guaranty and all obligations required hereunder except such consents licenses, permits, approvals or authorizations which, if not obtained, either
(i) would not adversely affect the ability of each of the Subsidiary Guarantors to perform the transactions contemplated by this Subsidiary Guaranty, or (ii) would not have a Material Adverse Effect. This Subsidiary Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of each of the Subsidiary Guarantors, and this Subsidiary Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         3.3 No Legal Bar to this Subsidiary Guaranty. The execution, delivery and performance of this Subsidiary Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings, and the issuance of the Letters of Credit will not violate any provision of any existing law or regulation binding on the Subsidiary Guarantors, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Subsidiary Guarantors, or the certificate of incorporation or bylaws of each of the Subsidiary Guarantors or any securities issued by each of the Subsidiary Guarantors, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the


                                      E-11                    (Credit Agreement)

Subsidiary Guarantors are a party or by which the Subsidiary Guarantors or any of their assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Subsidiary Guarantors and will not result in, or require, the creation or imposition of any Lien on any of their property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                        SECTION 4. AFFIRMATIVE COVENANTS.

         So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder and until the expiration, the cancellation and the payment in full or cash collateralization of all Letters of Credit, the Subsidiary Guarantors covenant and agree, unless Requisite Banks shall otherwise consent in writing:

         4.1 Corporate Existence, Etc. Except as permitted under Section 5.1 of the Credit Agreement, the Subsidiary Guarantors shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

         4.2 Compliance with Laws, Etc. Subsidiary Guarantors shall perform and promptly comply with the requirements of all applicable laws, rules, regulations and orders other than those with which the failure to comply would not have a Material Adverse Effect, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property in accordance with Section 6.8 of the Credit Agreement.

         4.3 Books and Records. Subsidiary Guarantors shall keep and maintain books of record and account with respect to their operations in accordance with generally accepted accounting principles and shall permit Administrative Agent or any Bank and their respective officers, employees and authorized agents, to the extent Administrative Agent in good faith deems necessary for the proper administration of this Subsidiary Guaranty, to examine, copy and make excerpts from the books and records of the Subsidiary Guarantors and their Subsidiaries and to inspect the properties of the Subsidiary Guarantors and their Subsidiaries, both real and personal, at such reasonable times as Administrative Agent may request.

                            SECTION 5. MISCELLANEOUS

         5.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Subsidiary Guaranty.

         5.2 Notices. Any communications between Administrative Agent and the Subsidiary Guarantors and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at 222 West Las Colinas Boulevard, Suite 1500, Irving, Texas 75039, facsimile number (972) 443-6800. Any notice, request or demand to or upon Administrative Agent or Banks or the Subsidiary Guarantors shall not be effective until received.


                                      E-12                    (Credit Agreement)

         5.3 Severability. In case any provision in or obligation under this Subsidiary Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Subsidiary Guaranty, or consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective without the written concurrence of Requisite Banks under the Credit Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Banks change the number of Banks required to take any action hereunder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         5.5 Headings. Section and Section headings in this Subsidiary Guaranty are included herein for convenience of reference only and shall not constitute a part of this Subsidiary Guaranty for any other purpose or be given any substantive effect.

         5.6 APPLICABLE LAW. THIS SUBSIDIARY GUARANTY AND THE RIGHTS AND OBLIGATIONS OF SUBSIDIARY GUARANTORS, ADMINISTRATIVE AGENT AND BANKS HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

         5.7 Successors and Assigns. This Subsidiary Guaranty is a continuing guaranty and shall be binding upon the Subsidiary Guarantors and their successors and assigns. This Subsidiary Guaranty shall inure to the benefit of Banks, Administrative Agent and their respective successors and assigns. Subsidiary Guarantors shall not assign this Subsidiary Guaranty or any of the rights or obligations of the Subsidiary Guarantors hereunder without the prior written consent of all Banks. Any Bank may, without notice or consent, assign its interest in this Subsidiary Guaranty in whole or in part in conjunction with the assignment of its interest in the Guarantied Obligations. The terms and provisions of this Subsidiary Guaranty shall inure to the benefit of any assignee or transferee permitted under the Credit Agreement, and in the event of such transfer or assignment the rights and privileges herein conferred upon Banks and Administrative Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         5.8 Consent to Jurisdiction; Waiver of Immunities. Subsidiary Guarantors hereby irrevocably submit to the jurisdiction of any California state or Federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Subsidiary Guaranty, and the Subsidiary Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California state or Federal court. Subsidiary Guarantors hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Subsidiary Guarantors hereby irrevocably appoint Borrower as its agent to receive, on behalf of the Subsidiary Guarantors and their property, service of copies of the summons and complaint and


                                      E-13                    (Credit Agreement)
any other process which may be served in any such action or proceeding. Such service may be made by mail or by delivering a copy of such process to the Subsidiary Guarantors in care of the agent named above, and the Subsidiary Guarantors hereby irrevocably authorize and direct such agent to accept such service on its behalf. As an alternative method of service, the Subsidiary Guarantors also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Subsidiary Guarantors at their addresses specified in Section 5.2 in accordance with the procedures for service by mail under California. Subsidiary Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.8 shall affect the right of any Bank or Administrative Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or Administrative Agent to bring any action or proceeding against the Subsidiary Guarantors or their property in the courts of any other jurisdiction.

         5.9 Waiver of Trial by Jury. SUBSIDIARY GUARANTORS AND, BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF, ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSIDIARY GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Subsidiary Guarantors and, by their acceptance of the benefits hereof, Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Subsidiary Guarantors and Administrative Agent to enter into a business relationship, that the Subsidiary Guarantors and Administrative Agent have already relied on this waiver in entering into this Subsidiary Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY. In the event of litigation, this Subsidiary Guaranty may be filed as a written consent to a trial by the court.

         5.10 No Other Writing. This writing is intended by Subsidiary Guarantors and Administrative Agent as the final expression of this Subsidiary Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Subsidiary Guaranty. There are no conditions to the full effectiveness of this Subsidiary Guaranty.

         5.11 Further Assurances. At any time or from time to time, upon the request of Administrative Agent or Requisite, Subsidiary Guarantors shall execute and deliver such further documents and do such other acts and things as Administrative Agent or Banks may reasonably request in order to effect fully the purposes of this Subsidiary Guaranty.


                                      E-14                    (Credit Agreement)

         IN WITNESS WHEREOF, Subsidiary Guarantors have executed this Subsidiary Guaranty by their duly authorized officers as of the date first above written.




                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------



Accepted:

BANK OF AMERICA, N.A., AS
ADMINISTRATIVE AGENT


By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------




                                      E-15                    (Credit Agreement)

                                    EXHIBIT F

                         INCREASED COMMITMENT ACCEPTANCE


                                                      Dated _____________, 19___


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement").

         Unless otherwise indicated in this Increased Commitment Acceptance (the "Acceptance"), the capitalized terms used in this Acceptance shall have the meanings given to such terms in the Credit Agreement.

         1 [INSERT NAME OF BANK] (the "Bank") hereby agrees to increase its Tranche B Commitment in effect immediately prior to the Effective Date (as defined below) (the "Current Commitment") by an amount equal TO [INSERT AMOUNT OF PROPOSED INCREASED COMMITMENT] (the "Proposed Increased Commitment").

         2 The effective date for this Acceptance shall be the Increase Date related to this Acceptance (the "Effective Date"); provided that this Acceptance has been fully executed and delivered to the Administrative Agent for acceptance and recording by the Administrative Agent on or prior to such Increase Date.

         3 Upon such execution, delivery, acceptance and recording and as of the Effective Date, the Bank's Tranche B Commitment shall equal the sum of (a) the Current Commitment plus (b) the Proposed Increased Commitment.

         4 Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Proposed Increased Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Bank.

         5. This Acceptance shall be governed by and construed in accordance with the laws of the State of California.


                                       F-1                    (Credit Agreement)

         6. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.


                                                  ------------------------------
                                                              [Bank]

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------



This Acceptance is hereby acknowledged and agreed on as of the date set forth above.

BANK OF AMERICA, N.A., AS
ADMINISTRATIVE AGENT


By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------



                                       F-2                    (Credit Agreement)

                                    EXHIBIT G

                            NEW COMMITMENT ACCEPTANCE


                                                      Dated _____________, 19___


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         1. [INSERT NAME OF ACCEPTED BANK] (the "Accepted Bank") agrees to become a party to the Credit Agreement and to have the rights and perform the obligations of a Bank under the Credit Agreement, and to be bound in all respects by the terms of the Credit Agreement.

         2. The Accepted Bank hereby agrees to a Tranche B Commitment of [INSERT AMOUNT OF PROPOSED NEW COMMITMENT] (the "Proposed New Commitment").

         3. The Accepted Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred in
Section 5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Domestic Lending Office (and address for notices) and Eurocurrency Lending Office the offices set forth beneath its name on the signature page(s) hereof; and (vii) attaches the declarations, certifications and other documents required under Section 10.22 of the Credit Agreement as to the Accepted Bank's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Accepted Bank under the Credit Agreement or to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.


                                       G-1                    (Credit Agreement)

         4. The effective date for this Acceptance shall be the Increase Date related to this Acceptance (the "Effective Date"); provided that this Acceptance has been fully executed and delivered to the Administrative Agent for acceptance and recording by the Administrative Agent on or prior to such Increase Date.

         5. Upon such execution, delivery, acceptance and recording and as of the Effective Date, the Accepted Bank shall be a party to the Credit Agreement with a Tranche B Commitment equal to the Proposed New Commitment and, to the extent provided in this Acceptance, have the rights and obligations of a Bank thereunder.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Proposed New Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Accepted Bank.

         7. This Acceptance shall be governed by and construed in accordance with the laws of the State of California.


                                       G-2                    (Credit Agreement)

         8. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.


                                                  ACCEPTED BANK


                                                  ------------------------------

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------



This Acceptance is hereby acknowledged and agreed on as of the date set forth above.

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------




                     LENDING OFFICE AND ADDRESS FOR NOTICES


                                       G-3                    (Credit Agreement)

                                    EXHIBIT H

                         FORM OF SUBORDINATION AGREEMENT


         SUBORDINATION AGREEMENT ("Agreement") dated [insert date] made by [NAME OF SUBSIDIARY], a ___________________ corporation (the "Subordinated Creditor"), and FLOWSERVE CORPORATION, a New York corporation (the "Borrower"), in favor of the Administrative Agent, the Banks and the Issuing Bank, each as defined in the Credit Agreement (as defined below).

                                 R E C I T A L S

         A. The Borrower has entered into that certain Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         B. The Borrower may from time to time become indebted to the Subordinated Creditor in the ordinary course of its business. All indebtedness and other obligations of the Borrower to the Subordinated Creditor now or hereafter existing, interest thereon and any fees, expenses and other amounts payable are hereinafter referred to as the "Subordinated Debt".


                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Agreement to Subordinate. The Subordinated Creditor, for itself and its successors and assigns, hereby agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the Subordinated Debt is and shall be subordinate in right of payment to the prior indefeasible payment in full in cash of all "Obligations" (as defined in the Credit Agreement) of the Borrower now or hereafter existing under the Credit Agreement (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (such obligations being the "Obligations").

         Section 2. Insolvency. Upon any payment or distribution of assets of the Borrower or the estate created by the commencement of any Insolvency Proceeding (defined below), of any kind or character, whether in cash, securities or other property, the Administrative Agent, the Banks and the Issuing Bank shall first be entitled to receive payment in full of all Obligations in cash before the Subordinated Creditor shall be entitled to receive any payment or distribution on account of the Subordinated Debt. "Insolvency Proceeding" means any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency,


                                       H-1                    (Credit Agreement)
arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors, any other marshaling of the assets and liabilities of the Borrower or otherwise.

         Upon the occurrence of any proceeding under any Debtor Relief Law relating to Borrower or any of its Material Subsidiaries, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities to which the Subordinated Creditor would be entitled, shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent on its behalf and on behalf of the Banks and the Issuing Bank for application to the payment in full in cash of all Obligations after giving effect to any concurrent payment or distribution to the Administrative Agent.

         Section 3. Payment of Subordinated Debt. Nothing in this Agreement is intended to or shall impair, as between the Borrower and the Subordinated Creditor, the obligation of the Borrower, which is absolute and unconditional, to pay all principal, interest and other amounts payable with respect to the Subordinated Debt.

         Section 4. Prohibited Payments. The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement. All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Administrative Agent, the Banks and the Issuing Bank, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Administrative Agent, on its behalf and on behalf of the Banks and the Issuing Bank in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

         Section 5. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6. Expenses. The Subordinated Creditor and the Borrower jointly and severally agree upon demand to pay to the Administrative Agent, the Banks and the Issuing Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (including allocated costs of inhouse counsel for the Administrative Agent) and of any experts or agents, which such person may incur in connection with the exercise or enforcement of any of the rights of such person hereunder or the failure by the Subordinated Creditor or the Borrower to perform or observe any of the provisions hereof.

         Section 7. Addresses for Notices. All notices and other communications provided for hereunder shall be delivered by Requisite Notice, if to the Subordinated Creditor, at the address for Borrower provided in the Credit Agreement; and if to the Borrower, the Administrative


                                       H-2                    (Credit Agreement)

Agent, any Bank or the Issuing Bank at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be effective as provided in Section 10.6 of the Credit Agreement.

         Section 8. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Banks or the Issuing Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by the Administrative Agent, the Banks and the Issuing Bank and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) any of the Administrative Agent, the Banks or the Issuing Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all rights in respect thereof granted to such Person herein or otherwise.

         Section 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Section 11. Waiver of Jury Trial. Each party hereto, and each of the Administrative Agent, Banks and Issuing Bank by their acceptance of the benefits hereof, irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby.


                                       H-3                    (Credit Agreement)

         IN WITNESS WHEREOF, the Subordinated Creditor and the Borrower each has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                                  SUBORDINATED CREDITOR:


                                                  ------------------------------

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------



                                                  BORROWER

                                                  FLOWSERVE CORPORATION


                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------


                                       H-4                    (Credit Agreement)

                                    EXHIBIT I

                               OPINION OF COUNSEL


                                                           [             ], 1999

To each lender whose name is set forth
on the signature pages of the Credit
Agreement (collectively the "Banks" and
individually, a "Bank"), Bank of
America, N.A., as Administrative Agent
and Issuing Bank, Bank One, Texas, NA,
as Syndication Agent and ABN Amro Bank
N.V., as Documentation Agent.

Ladies and Gentlemen:

         I am Senior Associate General Counsel of Flowserve Corporation, a New York corporation (the "Borrower"), and have represented the Borrower in connection with the negotiation, execution and delivery of that certain Credit Agreement dated as of October 7, 1999 entered into by and among Borrower, the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (the "Credit Agreement;" the terms defined therein being used herein as therein defined). This opinion is being furnished to you pursuant to Section 4.1(a)(5) of the Credit Agreement.

         I have made such inquiry of such officers of the Borrower and examined such records, documents, instruments and certificates of public officials and of the Borrower and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein. I have assumed the genuineness of all signatures other than those of the Borrower and each Material Subsidiary and the authenticity of all items submitted to me as originals and the conformity with originals of all items submitted to me as copies. I am opining herein as to the effect on the subject transactions of United States Federal Law, the laws of the State of California and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. Each of Borrower and the Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease and operate its respective properties and to carry on its business as now conducted, and to execute and deliver, and to perform all of its obligations under, any Loan Document to which it is a party, and the transactions and documents contemplated thereby to which it is a party. Each of Borrower and the Material Subsidiaries is duly qualified or licensed to do business as a foreign corporation and in good standing in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.


                                       I-1                    (Credit Agreement)

         2. The execution, delivery and performance of the Loan Documents by Borrower and each Material Subsidiary that is a party to a Loan Document, the payment and performance of all Obligations, and the consummation of the transactions contemplated by the Loan Documents are within each such entity's corporate powers, have been duly authorized by all necessary corporate action by Borrower and each Material Subsidiary which is a party to a Loan Document, do not contravene (a) Borrower's or such Material Subsidiary's certificate of incorporation or bylaws, or (b) any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting Borrower or such Material Subsidiary or any of its respective properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; neither Borrower nor any Material Subsidiary is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction, in any respect which could reasonably be expected to have a Material Adverse Effect.

         3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower or any Material Subsidiary of any Loan Document except for routine corporate filings to maintain the corporate good standing of Borrower and any Material Subsidiary.

         4. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is currently or is reasonably expected to be required on the part of Borrower or any Material Subsidiary that is a party to a Loan Document for the due execution, delivery or performance by Borrower or any Material Subsidiary of any Loan Document, the payment and performance of the Obligations by Borrower or any Material Subsidiary and the consummation of the transactions contemplated by the Loan Documents, except such authorizations, consents, approvals, other actions, notices or filings which, if not obtained, either (a) could not reasonably be expected to adversely affect the ability of Borrower or any Material Subsidiary that is a party to a Loan Document to perform the transactions contemplated by the Loan Documents or (b) could not reasonably be expected to have a Material Adverse Effect.

         5. The Credit Agreement and each other Loan Document have been duly executed and delivered by Borrower and each Material Subsidiary which is a party thereto. The Credit Agreement and each other Loan Document and the Obligations are legally valid and binding obligations of Borrower and each Material Subsidiary which is a party thereto, enforceable against Borrower or such Material Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         6. To my knowledge, no actions, suits, investigations, litigation or proceedings are pending or threatened against or affecting Borrower or any Material Subsidiary or the properties of Borrower or any Material Subsidiary before any court, arbitrator or governmental agency, department, commission, board, bureau or instrumentality, domestic or foreign, (a) which could


                                       I-2                    (Credit Agreement)
reasonably be expected to have a Material Adverse Effect or (b) which purport to affect the legality, validity or enforceability of the Credit Agreement and any other Loan Document.

         7. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. No Material Subsidiary is subject to any regulation that would limit the ability of Borrower to enter into or perform its obligations under the Credit Agreement.

         8. It is not necessary in connection with the execution and delivery of the Credit Agreement and the Notes to register the Credit Agreement or the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

         This opinion is furnished by me as Senior Associate General Counsel for Borrower and any Material Subsidiary and may be relied upon by you only in connection with the Credit Agreement and the other Loan Documents. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person other than (a) attorneys for and auditors of the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent, (b) governmental officials with regulatory authority with respect to the business of the Banks and (c) bona fide assignees under the Loan Documents, without in each instance my prior written consent.


                                        Very truly yours,







                                       I-3                    (Credit Agreement)

                                    EXHIBIT J

                    OPINION OF ADMINISTRATIVE AGENT'S COUNSEL




[               ], 1999



Bank of America, N.A.
  as Administrative Agent
Agency Management-Los Angeles #20529
555 South Flower Street
Los Angeles, California 90071

  and

To each of the Banks party to the Credit
  Agreement


                  Re: Credit Agreement dated as of October 7, 1999 entered into by and among Flowserve Corporation, a New York corporation (the "Borrower"), each lender whose name is set forth on the signature pages of the Credit Agreement (collectively the "Banks" and individually, a "Bank"), Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent.

Ladies and Gentlemen:

                  We have acted as counsel to Bank of America, N.A., as Administrative Agent, in connection with the preparation and delivery of a Credit Agreement dated as of October 7, 1999 (the "Credit Agreement") entered into by and among FLOWSERVE CORPORATION, a New York corporation, (the "Borrower"), each lender whose name is set forth on the signature pages of the Credit Agreement (collectively, the "Banks" and individually, a "Bank"), Bank of America, N.A. as Administrative Agent and Issuing Bank, Bank One, Texas, NA, as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

                  We have participated in various conferences with representatives of the Borrower and the Administrative Agent during which the Credit Agreement and related matters have been discussed. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the form of the promissory notes annexed thereto (the "Notes") and the opinion of John Nanos, Esq. (the "Opinion") and the officers' certificates and other documents delivered on


                                       J-1                    (Credit Agreement)
the date hereof. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

                  On the basis of the foregoing, we are of the opinion that:

                  1. The Credit Agreement constitutes the legally valid and binding obligation of the Borrower, and the Notes constitute the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  2. The Opinion is satisfactory in form to us and we believe you are justified in relying thereon.

                  In giving the opinion in paragraph 1, we have assumed, without independent investigation, that the Credit Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Borrower, and have been duly executed and delivered by the Borrower, and that the Borrower is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation. We understand that you are relying on the Opinion with respect to such matters.

                  Our opinion as to the enforceability of the Credit Agreement is subject to:

                  (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence or willful misconduct; and

                  (ii) the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law.

                  We express no opinion with respect to your ability to collect attorneys' fees and costs in an action involving the Credit Agreement if you are not the prevailing party in that action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees).

                  We express no opinion as to any provision of the Credit Agreement requiring written amendments or waivers of the Credit Agreement insofar as its suggests that oral or other modifications, amendments or waivers could be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.


                                       J-2                    (Credit Agreement)

                  In addition, we express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of your business.

                  The law covered by this opinion is limited to present federal law and the present law of the State of California. We express no opinion as to the laws of the any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements or any country, municipality, subdivision or local authority of any jurisdiction.

                  This opinion is furnished by us as special counsel for the Administrative Agent and may be relied upon by you only in connection with the Credit Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent other than to attorneys for and auditors of the Banks, the Administrative Agent, the Syndication Agent, and the Documentation Agent, to governmental officials with regulatory authority with respect to the business of the Banks, and to bona fide assignees under the Loan Documents.

                                             Respectfully submitted








                                       J-3                    (Credit Agreement)

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES


ALLOCATIONS FOR FLOWSERVE

                                                                                                       TRANCHE A
                                                                                       % OF             REVOLVER
             BANKS                       TITLE                TOTAL ALLOCATION      FACILITIES         ALLOCATION
             -----                       -----                ----------------      ----------         ----------
Bank of America                 Administrative Agent           $100,000,000.00      21.73913043%    $ 60,000,000.00
Bank One                        Syndication Agent              $100,000,000.00      21.73913043%    $ 60,000,000.00
ABN Amro                        Documentation Agent            $ 75,000,000.00      16.30434783%    $ 45,000,000.00
BCI                             Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
BNP                             Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
BOT-Mitsubishi                  Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
DG Bank                         Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
HSBC                            Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
IBJ                             Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
National City                   Participant                    $ 25,000,000.00       5.43478261%    $ 15,000,000.00
Bank Hapoalim                   Participant                    $ 10,000,000.00       2.17391304%    $  6,000,000.00
                                                               ---------------     ------------     ---------------
                                                  TOTAL        $460,000,000.00     100.00000000%    $276,000,000.00
                                                               ===============     ============     ===============

                                5-year R/C                     $276,000,000.00      60.00000000%
                                364-Day R/C                    $184,000,000.00      40.00000000%

                                                                                    TRANCHE B             % OF
                                                                   % OF              REVOLVER           TRANCHE B
             BANKS                       TITLE                TRANCHE A REV         ALLOCATION             REV
             -----                       -----                -------------         ----------          ---------
Bank of America                 Administrative Agent            21.73913043%    $ 40,000,000.00        21.73913043%
Bank One                        Syndication Agent               21.73913043%    $ 40,000,000.00        21.73913043%
ABN Amro                        Documentation Agent             16.30434783%    $ 30,000,000.00        16.30434783%
BCI                             Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
BNP                             Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
BOT-Mitsubishi                  Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
DG Bank                         Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
HSBC                            Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
IBJ                             Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
National City                   Participant                      5.43478261%    $ 10,000,000.00         5.43478261%
Bank Hapoalim                   Participant                      2.17391304%    $  4,000,000.00         2.17391304%
                                                               ------------     ---------------       ------------
                                                  TOTAL        100.00000000%    $184,000,000.00       100.00000000%
                                                               ============     ===============       ============




                                Schedule 2.1 - 1              (Credit Agreement)

                                  SCHEDULE 5.1
                                  SUBSIDIARIES

        SUBSIDIARY
Durametallic Australia Holding Co.
Durco B.V.  Holland
Flowserve Ahaus GmbH
Flowserve Australia Pty. Ltd.
Flowserve B.V.
Flowserve Coordination Center S.A.
Flowserve de Venezuela S.A.
Flowserve Dichtungtechnik GmbH
Flowserve Dortmund GmbH
Flowserve Dortmund Verwaltungs GmbH
Flowserve Essen GmbH
Flowserve FCD Corporation
Flowserve FSD Corporation
Flowserve FSD N.V.
Flowserve FSD Pty Ltd.
Flowserve Holding, Inc.
Flowserve Inc.  (Canada)
Flowserve International B.V.
Flowserve International, Inc.
Flowserve International Ltd.
Flowserve Ireland Limited
Flowserve Japan K.K.
Flowserve Limited (U.K.)
Flowserve Management Company
Flowserve (Mauritius) Corporation
Flowserve New Mexico, Inc.
Flowserve New Zealand Limited
Flowserve Pte Ltd (Singapore)
Flowserve Pty. Ltd
Flowserve RED Corporation
Flowserve RED S.A.
Flowserve S.A. (Argentina)
Flowserve S.A. (Spain)
Flowserve S.A. (Switzerland)
Flowserve S.A. de C.V.
Flowserve S.A.S.
Flowserve Services B.V.
Flowserve Spa
Flowserve SRD S.A.
Valtek South Africa



                                Schedule 5.1 - 1              (Credit Agreement)

                                                                    SCHEDULE 7.1

                    EXISTING DEBT, EXISTING LETTERS OF CREDIT
                       AND SURETY AND PERFORMANCE BONDS OF
                       BORROWER AND MATERIAL SUBSIDIARIES


------------------------------------------------------------------------------------------------------------------------
                                                     SCHEDULE 7.1
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL                TOTAL              SURETY AND
                      SUBSIDIARY                               DEBT                 LC               PERFORMANCE
------------------------------------------------------------------------------------------------------------------------
                                                            (IN 000'S)          (IN 000'S)            (IN 000'S)
------------------------------------------------------------------------------------------------------------------------
Durametallic Australia Holding Co.
------------------------------------------------------------------------------------------------------------------------
Durco B.V.  Holland
------------------------------------------------------------------------------------------------------------------------
Flowserve Ahaus GmbH
------------------------------------------------------------------------------------------------------------------------
Flowserve Australia Pty. Ltd.                                                     1,500.00
------------------------------------------------------------------------------------------------------------------------
Flowserve B.V.                                                                   12,289.98
------------------------------------------------------------------------------------------------------------------------
Flowserve Coordination Center S.A.
------------------------------------------------------------------------------------------------------------------------
Flowserve de Venezuela S.A.
------------------------------------------------------------------------------------------------------------------------
Flowserve Dichtungtechnik GmbH
------------------------------------------------------------------------------------------------------------------------
Flowserve Dortmund GmbH
------------------------------------------------------------------------------------------------------------------------
Flowserve Dortmund Verwaltungs GmbH
------------------------------------------------------------------------------------------------------------------------
Flowserve Essen GmbH
------------------------------------------------------------------------------------------------------------------------
Flowserve FCD Corporation
------------------------------------------------------------------------------------------------------------------------
Flowserve FSD Corporation
------------------------------------------------------------------------------------------------------------------------
Flowserve FSD N.V.
------------------------------------------------------------------------------------------------------------------------
Flowserve FSD Pty Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Holding, Inc.                                                          64,640.25             2,339.96
------------------------------------------------------------------------------------------------------------------------
Flowserve Inc.  (Canada)
------------------------------------------------------------------------------------------------------------------------
Flowserve International B.V.
------------------------------------------------------------------------------------------------------------------------
Flowserve International, Inc.
------------------------------------------------------------------------------------------------------------------------
Flowserve International Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Ireland Limited
------------------------------------------------------------------------------------------------------------------------
Flowserve Japan K.K.
------------------------------------------------------------------------------------------------------------------------
Flowserve Limited (U.K.)
------------------------------------------------------------------------------------------------------------------------
Flowserve Management Company
------------------------------------------------------------------------------------------------------------------------
Flowserve (Mauritius) Corporation
------------------------------------------------------------------------------------------------------------------------
Flowserve New Mexico, Inc.
------------------------------------------------------------------------------------------------------------------------
Flowserve New Zealand Limited
------------------------------------------------------------------------------------------------------------------------
Flowserve Pte Ltd (Singapore)
------------------------------------------------------------------------------------------------------------------------
Flowserve Pty. Ltd
------------------------------------------------------------------------------------------------------------------------
Flowserve RED Corporation
------------------------------------------------------------------------------------------------------------------------
Flowserve RED S.A.
------------------------------------------------------------------------------------------------------------------------
Flowserve S.A. (Argentina)
------------------------------------------------------------------------------------------------------------------------
Flowserve S.A. (Spain)
------------------------------------------------------------------------------------------------------------------------
Flowserve S.A. (Switzerland)
------------------------------------------------------------------------------------------------------------------------
Flowserve S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------
Flowserve S.A.S.
------------------------------------------------------------------------------------------------------------------------
Flowserve Services B.V.
------------------------------------------------------------------------------------------------------------------------
Flowserve Spa
------------------------------------------------------------------------------------------------------------------------
Flowserve SRD S.A.
------------------------------------------------------------------------------------------------------------------------
Valtek South Africa
------------------------------------------------------------------------------------------------------------------------


                                Schedule 7.1 - 1              (Credit Agreement)

------------------------------------------------------------------------------------------------------------------------
                    JOINT VENTURE
------------------------------------------------------------------------------------------------------------------------
Arabian Seals Company Ltd.
------------------------------------------------------------------------------------------------------------------------
Durametallic (India) Ltd.
------------------------------------------------------------------------------------------------------------------------
Ebara-Byron Jackson, Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Ababsain Co. Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve-AI Mansoori Services Company Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve India Controls Pvt. Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Ltda
------------------------------------------------------------------------------------------------------------------------
Flowserve Microfinish Pumps Pvt. Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Microfinish Valves Pvt. Ltd.
------------------------------------------------------------------------------------------------------------------------
Flowserve Sdn Bhd
------------------------------------------------------------------------------------------------------------------------
Flowserve Siam Co. Ltd.
------------------------------------------------------------------------------------------------------------------------
Hyosung-Ebara Co. Ltd.
------------------------------------------------------------------------------------------------------------------------
Korea Seal Master Company Ltd.
------------------------------------------------------------------------------------------------------------------------
PT Flowserve
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                              78,430.23            2,339.96
------------------------------------------------------------------------------------------------------------------------




                                Schedule 7.1 - 2              (Credit Agreement)

                                  SCHEDULE 7.4
                             EXISTING JOINT VENTURES



                                                                FLOWSERVE % OF
            JOINT VENTURE                                        JOINT VENTURE
Arabian Seals Company Ltd.                                            40%
Durametallic (India) Ltd.                                             40%
Ebara-Byron Jackson, Ltd.                                             40%
Flowserve Ababsain Co. Ltd.                                           60%
Flowserve-AI Mansoori Services Company Ltd.                           40%
Flowserve India Controls Pvt. Ltd.                                    95%
Flowserve Ltda                                                      99.9%
Flowserve Microfinish Pumps Pvt. Ltd.                                 76%
Flowserve Microfinish Valves Pvt. Ltd.                                76%
Flowserve Sdn Bhd                                                     70%
Flowserve Siam Co. Ltd.                                               60%
Hyosung-Ebara Co. Ltd.                                                 5%
Korea Seal Master Company Ltd.                                        40%
PT Flowserve                                                          75%



                                Schedule 7.4 - 1              (Credit Agreement)

                                                                   SCHEDULE 10.6


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


BORROWER

Flowserve Corporation
222 West Las Colinas Boulevard
Suite 1500
Irving, Texas 75039
Attention:        Treasurer
                  Telephone: (972) 443-6500
                  Facsimile: (972) 443-6800


ADMINISTRATIVE AGENT'S OFFICE:

Notices (other than Requests for Extensions of Credit):
Bank of America, N.A., as Administrative Agent
Agency Management-Los Angeles
Mail Code: CA9-706-11-03
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:     Gina Meador
               Vice President
               Telephone: (213) 228-5245
               Facsimile: (213) 228-2299

Requests for Extensions of Credit:
Bank of America, N.A.
Agency Administrative Services #5596
Mail Code: CA4-706-05-09
1850 Gateway Boulevard, 5th Floor
Concord, California 94520
Attention:     Kathy Eddy
               Assistant Vice President
               Telephone: (925) 675-8458
               Facsimile: (925) 969-2810
               Account No.: 3750836479
               Ref:  Flowserve Corporation
               Att:  Agency Services-West
               ABA No. 111 000 012



                               Schedule 10.6 - 1              (Credit Agreement)

BANK OF AMERICA, N.A., AS A BANK

Domestic and Offshore Lending Office:
Agency Administrative Services #5596
Mail Code: CA4-706-05-09
1850 Gateway Boulevard, 5th Floor
Concord, California 94520
Attention:      Kathy Eddy
                Assistant Vice President
                Telephone: (925) 675-8458
                Facsimile: (925) 969-2810

Notices (other than Requests for Extensions of Credit):

Bank of America, N.A., as a Bank

Mail Code: CA9-706-11-07
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:       Therese Fontaine
                 Principal-Sr. Credit Manager
                 General Corporate West #5618
                 Telephone:  (213) 228-2053
                 Facsimile:  (213) 623-1959


BANK OF AMERICA, N.A., AS ISSUING BANK

Trade Operations Center - Standby Letters
  of Credit #22621
Mail Code: CA9-703-19-23
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA 90017
Attention:       Sandra Leon
                 Vice President
                 Telephone:  (213) 345-5231
                 Facsimile:  (213) 345-6694

BANKS:

BANK ONE, TEXAS, NA, AS A BANK

Domestic and Eurodollar Lending Office:
1717 Main Street, 3rd Floor
Dallas, TX 75201


                               Schedule 10.6 - 2              (Credit Agreement)

Address for Credit Contact:
Attention:        Gina Norris
                  Senior Vice President
                  1717 Main Street, 3rd Floor
                  Dallas, TX 75201
                  Telephone:        (214) 290-3042
                  Facsimile:        (214) 290-2765

Address for Operations Contact, Bid Contact and Letters of Credit Contact:
Attention:        Janice Anderson
                  500 Taylor St
                  Ft. Worth, TX 76102
                  TX1-1400
                  Telephone:        (817) 884-5159
                  Facsimile:        (817) 884-4651

Address for Legal Counsel:
Attention:        Richard Archer
                  One Bank One Plaza
                  Chicago, IL 60670
                  Telephone:        (312) 732-6926

Payment Instructions - Lender's Fed Wire and Standby Letters of Credit Fed Wire
Pay to:                    Bank One, Texas, N.A.
ABA No:                    111000614
                           Dallas TX
Account No:                1065151010
Account Name:              Commercial Loan Services Center - South Region
Attention:                 Special Servicing, Commercial Loan Servicing Center
                           - South Region
Reference:                 Flowserve


NATIONAL CITY BANK, AS A BANK

Domestic and Eurodollar Lending Office:
1900 East Ninth Street
Cleveland, OH 44114

Address for Credit Contact and Draft Documentation Contact:
Attention:        Jeffrey L. Hawthorne
                  Vice President
                  155 East Broad St
                  Mak Loc. 0019
                  Columbus, OH 43251
                  Telephone:        (614) 463-7298
                  Facsimile:        (614) 463-7172


                               Schedule 10.6 - 3              (Credit Agreement)

Address for Operation Contact and Letters of Credit Contact:
Attention:        Revette Vickerstaff
                  Manager
                  Telephone:        (216) 488-7080
                  Facsimile:        (216) 488-7110

Bid Contact:
Attention:        Connie Djakie
                  Telephone:        (216) 575-2578
                  Facsimile:        (216) 575-2481

Payment Instructions - Lender's Fed Wire and Standby Letters of Credit Fed Wire:
Pay to:                    National City Bank
ABA No.:                   041000124
                           Cleveland, OH 44114
Account No:                151804
Account Name:              Commercial Loan Ops
Reference:                 Flowserve Corp.


ABN AMRO BANK N.V., AS A BANK

Domestic and Eurodollar Lending Office:
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attention:        Joe Coriaci
                  Credit Administration
                  Telephone:        (312) 992-5118
                  Facsimile:        (312) 992-5111

With a copy to:
ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, TX 77056
Attention:        Diego Puiggari
                  Telephone:        (713) 964-3311
                  Facsimile:        (713) 961-1699

Address for Loan Administration Contact:
Attention:        Suzanne Smith
                  Loan Administration
                  ABN AMRO BANK N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, IL 60604-1003
                  Telephone:        (312) 992-5095
                  Facsimile:        (312) 992-5158


                               Schedule 10.6 - 4              (Credit Agreement)

Address for Letter of Credit Contact:
Attention:        Rose Taylor
                  Trade Services Department
                  200 West Monroe Street, Suite 1100
                  Chicago, IL 60606-5002
                  Telephone:        (888) 226-5113
                  Facsimile:        (888) 226-5119

With a copy to:
Attention:        Diego Puiggari
                  ABN AMRO Bank N.V.
                  Three Riverway, Suite 1700
                  Houston, TX 77056
                  Telephone:        (713) 964-3311
                  Facsimile:        (713) 961-1699

Payment Instructions - Fees, Interest and Loan Repayments:
Pay to:                    ABN Amro Bank N.V.
                           New York, NY
ABA No:                    026009580
                           F/O ABN AMRO Bank N.V.
                           Chicago Branch CPU
Account No:                650-001-1789-41
Reference:                 Flowserve, Inc.

Payment Instructions - Letters of Credit:
Pay to:                    ABN Amro Bank N.V.
                           New York, NY
ABA No:                    026009580
                           F/O ABN AMRO Bank N.V.
                           Chicago Trade Services CPU
Account No:                653-001-1738-41
Reference:                 Flowserve, Inc.


THE INDUSTRIAL BANK OF JAPAN, LIMITED, AS A BANK

Domestic and Eurodollar Lending Office:
1251 Avenue of the Americas,
New York, NY 10020-1104


                               Schedule 10.6 - 5              (Credit Agreement)

Address for Credit Matters Contact, Compliance Information Contact, and Execution of Legal Documents Contact:
Attention:        Mr. Dan Davis
                  Vice President
                  Three Allen Center
                  Suite 4850
                  333 Clay Street
                  Houston, TX 77002
                  Telephone:        (713) 651-9444 ext. 103
                  Facsimile:        (713) 651-9209

Address for Operations/Administration Contact:
Attention:        Mr. Richard Emmich, Vice President OR
                  Mr. Nelson Andre, Credit Administration
                  The Industrial Bank of Japan, Limited
                  New York Branch
                  1251 Avenue of the Americas
                  New York, New York 10020-1104
                  Telephone:        (212) 282-4092 / 282-4091
                  Telex No.:        17 55 99/1BJRUT
                  Telefax No.:      (212) 282-4480 / 282-4250

Address for Bid Notices Contact:
Attention:        Blanca Aveiga
                  Credit Officer
                  Three Allen Center
                  Suite 4850
                  333 Clay Street,
                  Houston, TX 77002
                  Telephone:        (713) 651-9444 ext. 103
                  Telecopier:       (713) 651-9209

Payment Instructions - Interest, Principal and Fees:
Pay To:           The Industrial Bank of Japan, Limited
                  New York Branch
ABA No.:          026008345
Reference:        Flowserve Corporation


HSBC BANK USA, AS A BANK

Domestic and Eurodollar Lending Office:
140 Broadway
New York, NY 1005-1196


                               Schedule 10.6 - 6              (Credit Agreement)

Address for Business/Credit Contact and Draft Documentation Contact:
Attention:        John Reed
                  Relationship Officer
                  HSBC Bank USA
                  600 Travis Street, Suite 6750
                  Houston, TX 77002-3049
                  Telephone:     (713) 224-6535
                  Facsimile:     (713) 224-3666
                  Email Address: hsbchou@sprintmail.com

Address for Administration and Operations Contact, Money Market Bids Contact, and Letters of Credit Contact
Attention:        Donna Riley
                  Agency Servicing Manager
                  HSBC Bank USA
                  1 HSBC Center
                  Buffalo, NY 14203
                  Telephone:     (716) 841-4178
                  Facsimile:     (716) 841-1844

Payment Instructions - Lender's Fed Wire:
Bank Name:                 HSBC Bank USA
ABA No.:                   021-001-088
Name on Account:           Commercial Loan
Account No.:               001-940-503
Reference:                 Flowserve Corporation
Attention:                 Asset Syndication

Payment Instructions - Lender's Standby Letters of Credit Fed Wire:
Bank Name:                 HSBC Bank USA
ABA No.:                   021-001-088
Name on Account:           Commercial Loan
Account No.:               001-940-503
Reference:                 Flowserve Corporation
Attention:                 Asset Syndication


BANK HAPOALIM B.M. AS A BANK

Domestic and Eurodollar Lending Office:
Bank Hapoalim B.M.
1177 Avenue of the Americas
New York, NY 10036


                               Schedule 10.6 - 7              (Credit Agreement)

Address for Credit Contact:
Attention:        Marianna Curguz
                  Banking Officer
                  1177 Avenue of the Americas
                  New York, NY 10036
                  Telephone:        (212) 782-2184
                  Facsimile:        (212) 782-2187

Operations Contact and Bid Contact:
Attention:        Donna Gindoff
                  Telephone:        (212) 782-2179
                  Facsimile:        (212) 782-2187

Payment Instructions - Lender's Fed Wire and Standby Letters of Credit Fed Wire:
Pay to:                    Bank of New York
ABA No.                    021000018
Account No.:               8023015103
Acct Name:                 Bank Hapoalim
Attention:                 Donna Gindoff


THE BANK OF TOKYO - MITSUBISHI, LTD., AS A BANK

Domestic and Eurodollar Lending Office:
1100 Louisiana St., Suite 2800
Houston, TX 77002-5216

Address for Credit Contact:
Attention:        Doug Barnell
                  Vice President
                  2001 Ross Ave., Suite 3150
                  Dallas, TX 75201
                  Telephone:     (214) 954-1200 ext. 105
                  Facsimile:     (214) 954-1007
                  Email Address: dbarnell@btmny.com

Address for Operations Contact:
Attention:        Nadra Breir
                  Administrator
                  1100 Louisiana, Suite 2800
                  Houston, TX 77002-5216
                  Telephone:     (713) 655-3847
                  Facsimile:     (713) 658-0116

Payment Instructions - Lender's Fed Wire and Standby Letters of Credit Fed Wire:
Pay to:           The Bank of Tokyo-Mitsubishi, Ltd.
                  Houston Agency
ABA No.:          0260-0963-2
                  New York, NY
Account No.       30001710
Reference:        Flowserve Corp. Interest, fees, etc.



                               Schedule 10.6 - 8              (Credit Agreement)

BANQUE NATIONALE DE PARIS, AS A BANK

Domestic and Eurodollar Lending Office:
333 Clay Street, Suite 3400
Houston, TX  77002

Address for Credit Contact and Draft Documentation Contact:
Attention:        Henry Setina
                  Vice President
                  12201 Merit Dr., Suite 860
                  Dallas, TX  75251
                  Telephone:        (972) 788-9191
                  Facsimile:        (972) 788-9140

Address for Operations Contact and Bid Contact:
Attention:        Donna Rose
                  Vice President
                  333 Clay Street, Suite 3400
                  Houston, TX  77002
                  Telephone:        (713) 951-1240
                  Facsimile:        (713) 659-1414

Payment Instructions - Lender's Fed Wire:
Pay to:                    Banque Nationale de Paris, New York Branch
ABA No.                    026007689
Account No.:               14101100169
Acct Name:                 BNP Houston Agency
Attention:                 Donna Rose



BANCA COMMERCIALE ITALIANA, LOS ANGELES FOREIGN BRANCH, AS A BANK

Domestic Lending Office:
555 South Flower Street
Los Angeles, CA  90071

Eurodollar Lending Office:
One William Street
New York, NY  10004



                               Schedule 10.6 - 9              (Credit Agreement)

Address for Credit Contact, Bid Contact and Draft Documentation Contact:
Attention:        Charles Dougherty
                  Vice President
                  One William St., 6th Floor
                  New York, NY  10004
                  Telephone:        (212) 607-3656
                  Facsimile:        (212) 809-2124

Address for Operations Contact:
Attention:        Jonathan Sahr
                  Supervisor
                  One William St., 8th Floor
                  New York, NY  10004
                  Telephone:        (212) 607-3814
                  Facsimile:        (212) 607-3897

Address for Letters of Credit Contact:
Attention:        Barbara Coviel
                  Supervisor
                  One William St., 2nd Floor
                  New York, NY  10004
                  Telephone:        (212) 607-3816
                  Facsimile:        (212) 607-3537

Address for Legal Counsel:
Attention:        Bob Poster
                  Attorney
                  One William St., 5th Floor
                  New York, NY  10004
                  Telephone:        (212) 425-3220
                  Facsimile:        (212) 425-3130

Payment Instructions - Lender's Fed Wire:
ABA#:                      026005319
Account #:                 BCA Italiana
                           New York, NY
Account Name:              BCI Los Angeles 903700110001
Attention:                 Loan Department



DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG, AS A BANK

Address of Domestic and Eurodollar Lending Office:
609 Fifth Avenue,
New York, NY 10017-1021




                              Schedule 10.6 - 10              (Credit Agreement)

Address for Credit Contact and Bid Loan Notices:
Attention:        Craig Anderson
                  Assistant Vice President
                  609 Fifth Avenue
                  New York, NY 10017-1021
                  Phone:            (212) 745-1583
                  Facsimile:        (212) 745-1556/1550

Backup Credit Contact:
Attention:        Richard Wilbert
                  Vice President
                  609 Fifth Avenue
                  New York, NY 10071-1021
                  Phone:            (212) 745-1526
                  Facsimile:        (212) 745-1556/1550


Address for Administrative Contact - Borrowings, Paydowns, Interest, Fees:
Attention:        Ed Thome
                  Assistant Vice President
                  609 Fifth Avenue
                  New York, NY 10017-1021
                  Phone:            (212) 745-1464
                  Facsimile:        (212) 745-1422


Payment Instructions:
1.                DG Bank
                  via Chips System
                  DG Bank ABA No. 026008455

2.                Federal Reserve Bank of New York
                  Routing/Account No. 02600845



                              Schedule 10.6 - 11              (Credit Agreement)